Exhibit 10.1

[Execution Copy]

CUSIP No.: 96040YAB1

$600,000,000 REVOLVING CREDIT FACILITY

REFINANCING CREDIT AGREEMENT

by and among

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

and

THE GUARANTORS PARTY HERETO

and

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

and

PNC CAPITAL MARKETS LLC and

J.P. MORGAN SECURITIES LLC,

as Joint Lead Arrangers and Joint Bookrunners

and

JPMORGAN CHASE BANK, N.A. as Syndication Agent

and

CITIZENS BANK OF PENNSYLVANIA,

BANK OF AMERICA, N.A.,

BRANCH BANKING AND TRUST COMPANY, and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Co-Documentation Agents

Dated as of November 7, 2011

TABLE OF CONTENTS

				Page

1.	CERTAIN DEFINITIONS			1
	1.1	Certain Definitions.		1
	1.2	Construction.		19
	1.3	Accounting Principles; Changes in GAAP.		20

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES			20
	2.1	Revolving Credit Commitments.		20
		2.1.1	Revolving Credit Loans.	20
		2.1.2	Swing Loan Commitment.	21
	2.2	Nature of Lenders’ Obligations with Respect to Revolving Credit Loans.		21
	2.3	Commitment Fees.		21
	2.4	Revolving Credit Loan Requests; Swing Loan Requests.		21
		2.4.1	Revolving Credit Loan Requests.	21
		2.4.2	Swing Loan Requests.	22
	2.5	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.		22
		2.5.1	Making Revolving Credit Loans.	22
		2.5.2	Presumptions by the Administrative Agent.	22
		2.5.3	Making Swing Loans.	23
		2.5.4	Repayment of Revolving Credit Loans.	23
		2.5.5	Borrowings to Repay Swing Loans.	23
		2.5.6	Swing Loans Under Cash Management Agreements.	23
	2.6	Notes.		24
	2.7	Use of Proceeds.		24
	2.8	Letter of Credit Subfacility.		24
		2.8.1	Issuance of Letters of Credit.	24
		2.8.2	Letter of Credit Fees.	25
		2.8.3	Disbursements, Reimbursement.	25
		2.8.4	Repayment of Participation Advances.	26
		2.8.5	Documentation.	26
		2.8.6	Determinations to Honor Drawing Requests.	26
		2.8.7	Nature of Participation and Reimbursement Obligations.	27
		2.8.8	Indemnity.	28
		2.8.9	Liability for Acts and Omissions.	28
		2.8.10	Issuing Lender Reporting Requirements.	29
		2.8.11	Cash Collateral.	29
	2.9	Increase in Revolving Credit Commitments.		30
		2.9.1	Increasing Lenders and New Lenders.	30
		2.9.2	Treatment of Outstanding Loans and Letters of Credit.	31
	2.10	Reduction of Revolving Credit Commitment.		31

i

3.	[RESERVED]			31

4.	INTEREST RATES			31
	4.1	Interest Rate Options.		31
		4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate.	32
		4.1.2	Rate Quotations.	32
	4.2	Interest Periods.		32
		4.2.1	Amount of Borrowing Tranche.	32
		4.2.2	Renewals.	32
	4.3	Interest After Default.		32
		4.3.1	Letter of Credit Fees, Interest Rate.	33
		4.3.2	Other Obligations.	33
		4.3.3	Acknowledgment.	33
	4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.		33
		4.4.1	Unascertainable.	33
		4.4.2	Illegality; Increased Costs; Deposits Not Available.	33
		4.4.3	Administrative Agent’s and Lender’s Rights.	33
	4.5	Selection of Interest Rate Options.		34

5.	PAYMENTS			34
	5.1	Payments.		34
	5.2	Pro Rata Treatment of Lenders.		35
	5.3	Sharing of Payments by Lenders.		35
	5.4	Presumptions by Administrative Agent.		35
	5.5	Interest Payment Dates.		36
	5.6	Voluntary Prepayments; Right to Prepay.		36
	5.7	Mandatory Prepayments.		36
		5.7.1	Mandatory Prepayments when Revolving Facility Usage Exceeds Revolving Credit Commitments.	36
		5.7.2	Application Among Loans and Interest Rate Options; Cash Collateral Under Certain Circumstances.	37
	5.8	Increased Costs.		37
		5.8.1	Increased Costs Generally.	37
		5.8.2	Capital Requirements.	38
		5.8.3	Certificates for Reimbursement.	38
		5.8.4	Delay in Requests.	38
	5.9	Taxes.		38
		5.9.1	Issuing Lender.	38
		5.9.2	Payments Free of Taxes.	38
		5.9.3	Payment of Other Taxes by the Loan Parties.	39
		5.9.4	Indemnification by the Loan Parties.	39
		5.9.5	Indemnification by the Lenders.	39
		5.9.6	Evidence of Payments.	39
		5.9.7	Status of Lenders.	39
		5.9.8	Treatment of Certain Refunds.	41
		5.9.9	Survival.	41
	5.10	Indemnity.		41
	5.11	Settlement Date Procedures.		42

	5.12	Mitigation Obligations; Replacement of Lenders.		42
		5.12.1	Designation of a Different Lending Office.	42
		5.12.2	Replacement of Lenders.	43
	5.13	Defaulting Lenders.		43
		5.13.1	Defaulting Lender Adjustments.	43
		5.13.2	Defaulting Lender Cure.	45
		5.13.3	New Swing Loans/Letters of Credit.	45
	5.14	Cash Collateral.		46
		5.14.1	Grant of Security Interest.	46
		5.14.2	Application.	46
		5.14.3	Termination of Requirement.	46

6.	REPRESENTATIONS AND WARRANTIES			46
	6.1	Representations and Warranties.		46
		6.1.1	Organization.	46
		6.1.2	Authorization; No Conflict.	46
		6.1.3	Validity and Binding Nature.	47
		6.1.4	Financial Condition.	47
		6.1.5	No Material Adverse Change.	47
		6.1.6	Litigation and Contingent Liabilities.	47
		6.1.7	Ownership of Properties; Liens.	47
		6.1.8	Equity Ownership; Subsidiaries.	48
		6.1.9	Pension Plans.	48
		6.1.10	Investment Company Act.	48
		6.1.11	Regulation U.	48
		6.1.12	Solvency, etc.	49
		6.1.13	Environmental Matters.	49
		6.1.14	Insurance.	49
		6.1.15	Real Property.	49
		6.1.16	Information.	49
		6.1.17	Intellectual Property.	50
		6.1.18	Burdensome Obligations.	50
		6.1.19	Labor Matters.	50
		6.1.20	No Default.	50
		6.1.21	Indenture, No Recent Amendments.	50

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			50
	7.1	First Loans and Letters of Credit.		50
		7.1.1	Deliveries.	50
		7.1.2	Payment of Fees.	51
	7.2	Each Loan or Letter of Credit.		51

8.	COVENANTS			52
	8.1	Affirmative Covenants.		52
		8.1.1	Books, Records and Inspections.	52
		8.1.2	Maintenance of Property; Insurance.	52
		8.1.3	Compliance with Laws; Payment of Taxes and Liabilities.	52
		8.1.4	Maintenance of Existence, etc.	53

		8.1.5	Use of Proceeds.	53
		8.1.6	Employee Benefit Plans.	53
		8.1.7	Environmental Matters.	53
		8.1.8	Further Assurances; Joinder of Guarantors.	54
	8.2	Negative Covenants.		54
		8.2.1	Indebtedness.	54
		8.2.2	Liens.	55
		8.2.3	Operating Leases.	56
		8.2.4	Restricted Payments.	56
		8.2.5	Acquisitions, Mergers, Consolidations, Sales.	57
		8.2.6	Modification of Organizational Documents.	58
		8.2.7	Transactions with Affiliates.	59
		8.2.8	Unconditional Purchase Obligations.	59
		8.2.9	Inconsistent Agreements.	59
		8.2.10	Business Activities; Issuance of Equity.	59
		8.2.11	Investments.	59
		8.2.12	Restriction of Amendments to Certain Documents.	60
		8.2.13	Fiscal Year.	60
		8.2.14	Financial Covenants.	60
		8.2.15	Cancellation of Indebtedness.	61
		8.2.16	Limitations on Indentures.	61
	8.3	Reporting Requirements.		62
		8.3.1	Quarterly Financial Statements.	62
		8.3.2	Annual Reports.	62
		8.3.3	Certificate of the Company.	62
		8.3.4	Notices.	62

9.	DEFAULT			64
	9.1	Events of Default.		64
		9.1.1	Non-Payment of the Loans, etc.	64
		9.1.2	Non-Payment of Other Indebtedness.	64
		9.1.3	Other Material Obligations.	64
		9.1.4	Material Adverse Effect.	64
		9.1.5	Non-Compliance with Loan Documents.	64
		9.1.6	Representations; Warranties.	65
		9.1.7	Pension Plans.	65
		9.1.8	Judgments.	65
		9.1.9	Invalidity of Loan Documents, etc.	65
		9.1.10	Change of Control.	65
		9.1.11	Bankruptcy, Insolvency, etc.	65
	9.2	Effect of Event of Default.		65
		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	65
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.	66
		9.2.3	Set-Off.	66
		9.2.4	Application of Proceeds.	66

10.	THE ADMINISTRATIVE AGENT			67
	10.1	Appointment and Authority.		67

	10.2	Rights as a Lender.		67
	10.3	Exculpatory Provisions.		67
	10.4	Reliance by Administrative Agent.		68
	10.5	Delegation of Duties.		68
	10.6	Resignation of Administrative Agent.		69
		10.6.1	Resignation.	69
		10.6.2	Effect.	69
		10.6.3	Issuing Lender.	69
	10.7	Non-Reliance on Administrative Agent and Other Lenders.		70
	10.8	No Other Duties, etc.		70
	10.9	Administrative Agent’s Fee.		70
	10.10	Administrative Agent May File Proofs of Claim.		70
	10.11	Guaranty Matters.		70
	10.12	No Reliance on Administrative Agent’s Customer Identification Program.		71

11.	MISCELLANEOUS			71
	11.1	Modifications, Amendments or Waivers.		71
		11.1.1	Increase of Commitment.	71
		11.1.2	Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.	71
		11.1.3	Release of Guarantor.	71
		11.1.4	Miscellaneous.	71
	11.2	No Implied Waivers; Cumulative Remedies.		72
	11.3	Expenses; Indemnity; Damage Waiver.		72
		11.3.1	Costs and Expenses.	72
		11.3.2	Indemnification by the Company.	72
		11.3.3	Reimbursement by Lenders.	73
		11.3.4	Waiver of Consequential Damages, Etc.	73
		11.3.5	Payments.	73
		11.3.6	Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.	74
	11.4	Holidays.		74
	11.5	Notices; Effectiveness; Electronic Communication.		74
		11.5.1	Notices Generally.	74
		11.5.2	Electronic Communications.	74
		11.5.3	Change of Address, Etc.	74
		11.5.4	Platform.	75
	11.6	Severability.		75
	11.7	Duration; Survival.		75
	11.8	Successors and Assigns.		75
		11.8.1	Successors and Assigns Generally.	75
		11.8.2	Assignments by Lenders.	76
		11.8.3	Register.	78
		11.8.4	Participations.	78
		11.8.5	Certain Pledges; Successors and Assigns Generally.	79
	11.9	Confidentiality.		79
		11.9.1	General.	79
		11.9.2	Sharing Information With Affiliates of the Lenders.	79

v

11.10	Counterparts; Integration; Effectiveness.		80
	11.10.1	Counterparts; Integration; Effectiveness.	80
	11.10.2	Electronic Execution of Assignments.	80
11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.		80
	11.11.1	Governing Law.	80
	11.11.2	SUBMISSION TO JURISDICTION.	80
	11.11.3	WAIVER OF VENUE.	81
	11.11.4	SERVICE OF PROCESS.	81
	11.11.5	WAIVER OF JURY TRIAL.	81
11.12	U.S. PATRIOT Act Notice.		81
11.13	No Novation.		82

REFINANCING CREDIT AGREEMENT

THIS REFINANCING CREDIT AGREEMENT (as hereafter amended, the “Agreement”) is dated as of November 7, 2011, and is made by and among Westinghouse Air Brake Technologies Corporation, a Delaware corporation, as the borrower (the “Company”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

The Company, the other Loan Parties, Administrative Agent, and certain lenders (including some of the Lenders hereunder) are parties to a Refinancing Credit Agreement, dated as of November 4, 2008, (as amended to the date hereof, the “Existing Credit Agreement”), providing for a revolving credit facility and term loan; and

The Company has requested that the Lenders refinance the amount outstanding under the Existing Credit Agreement to provide a senior revolving credit facility to the Company in an aggregate principal amount not to exceed $600,000,000, with an option to increase the facility by an additional $200,000,000 and that the Existing Credit Agreement be thereupon terminated.

The Lenders, as more fully set forth herein, have agreed to provide the requested refinancing, and the Existing Credit Agreement is hereby terminated.

In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

1. CERTAIN DEFINITIONS

1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Acquisition shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns.

Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Agent’s Letter shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Questionnaire shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

Affiliate of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

Amended Permitted Note Indenture shall mean any amended, restated, or otherwise modified Permitted Note Indenture, together with any and all further amendments, restatements, and modifications thereto from time to time to the extent permitted by Section 8.2.16 [Limitations on Indentures].

Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the U.S. PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Commitment Fee.”

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”

Applicable Margin shall mean, as applicable:

(A) the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Base Rate Spread”, or

(B) the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit LIBOR Rate Spread”.

Applicable Percentage shall mean with respect to any Lender, the percentage of the total Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Asset Disposition shall have the meaning ascribed to such term in the definition of Significant Disposition.

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Attorney Costs shall mean, with respect to any Person, all reasonable fees and charges of any outside counsel to such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate, plus 50 basis points (0.5%), (b) the Prime Rate, or (c) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Company to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Interest Rate Options].

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Company and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

Capital Expenditures shall mean all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, including expenditures in respect of Capital Leases, but excluding Acquisitions permitted pursuant to Section 8.2.5 [Acquisition, Mergers, Consolidations, Sales] and expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

Capital Lease shall mean, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

Capital Securities shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

Cash Collateralize shall mean, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lender or Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Lender. Cash Collateral shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

Cash Equivalent Investment shall mean, at any time, (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, (f) securities, maturing not more than eighteen months from the date of purchase, rated at least AA by Standard & Poor’s or Aa by Moody’s, and (g) other short term liquid investments approved in writing by the Administrative Agent.

Cash Management Agreements shall have the meaning specified in Section 2.5.6 [Swing Loans Under Cash Management Agreements].

Casualty Disposition shall have the meaning ascribed to such term in the definition of Significant Disposition.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Change of Control shall mean (i) any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 50% or more of the voting capital stock of the Company; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company and shall not have been replaced by individuals approved or nominated by the board as substantially constituted at the beginning of such period.

Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be November 7, 2011.

Co-Documentation Agents shall collectively mean Citizens Bank of Pennsylvania, Bank of America, N.A., Branch Banking and Trust Company and The Bank of Tokyo-Mitsubishi UFJ, Ltd..

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Company shall mean Westinghouse Air Brake Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware.

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Company].

Computation Period shall mean each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated Net Income shall mean, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period.

Contingent Liability shall mean, without duplication, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

Controlled Group shall mean all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.

Debtor Relief Laws shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

Defaulting Lender shall mean, subject to Section 5.13.2 [Defaulting Lender Cure] any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, any Swing Loan Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans and including its purchase of participations, or the making such other adjustments as are equitable, under Section 5.3 [Sharing of Payments by Lenders]) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Issuing Lender or Swing Loan Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations (and is financially able to meet such obligations) hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.13.2 [Defaulting Lender Cure]) upon delivery of written notice of such determination to the Company, each Issuing Lender, each Swing Loan Lender and each Lender.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Drawing Date shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

EBITDA shall mean, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation, amortization, losses from Asset Dispositions, extraordinary losses, noncash losses from discontinued operations and other noncash charges to net income for such period, minus, to the extent added in determining such Consolidated Net Income, noncash credits to net income, gains from Asset Dispositions, noncash gains from discontinued operations, and other extraordinary income for such period; provided, however, that in the event of an acquisition or disposition of a Subsidiary or material line of business or a material division during the period of determination and solely for the purposes of Section 8.2.14.2 [Leverage Ratio], such calculation shall (a) in the case of such a disposition, exclude for the period of determination EBITDA attributable to the disposed of Subsidiary, line of business, or division as if such disposition had occurred at the beginning of such period of determination and (b) in the case of such an acquisition, include for the period of determination the EBITDA attributable to the acquired Subsidiary, line of business, or division as if such acquisition had occurred at the beginning of such period of determination.

Eligible Assignee shall mean any Person that meets the requirements to be an assignee under Section 11.8 [Successors and Assigns] (subject to such consents, if any, as may be required under clause (iii) of Section 11.8.2 [Assignments by Lenders].

Environmental Claims shall mean all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for injury to or release or threatened release of any Hazardous Substance to the environment.

Environmental Laws shall mean all present or future federal, state or local Laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Event of Default shall mean any of the events described in Section 9.1 [Events of Default].

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 5.12.2 [Replacement of Lenders]) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9 [Taxes], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.9.7 [Status of Lenders] and (d) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Company to provide documentation or information to the IRS).

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Existing Credit Agreement shall have the meaning ascribed to such term in the Recitals of this Agreement.

Expiration Date shall mean November 7, 2016.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest hereunder will change automatically without notice to the Company, effective on the date of any such change.

Fiscal Quarter shall mean a fiscal quarter of a Fiscal Year.

Fiscal Year shall mean the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2011”) refer to the Fiscal Year ending on December 31, 2011, of such calendar year.

Foreign Lender shall mean (a) if the Company is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Company is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes.

Fronting Exposure shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Loan Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swing Loans made by such Swing Loan Lender other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

Fund shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty Agreement shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors.

Hazardous Substances shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to any Environmental Law.

Hedging Agreement shall mean any interest rate, currency or commodity swap agreement, forward agreements, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

Hedging Obligation shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person’s obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP measured at the end of each Fiscal Quarter during this Agreement.

Increasing Lender shall have the meaning assigned to that term in Section 2.9.1 [Increasing Lenders and New Lenders].

Indebtedness of any Person shall mean, without duplication, (a) all indebtedness of such Person, (b) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (g) all Hedging Obligations of such Person, (h) all Contingent Liabilities of such Person and (i) all Indebtedness of any partnership of which such Person is a general partner.

Indemnified Taxes shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Company].

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I).

Interest Coverage Ratio shall mean, for any Computation Period, the ratio of (a) EBITDA for such Computation Period to (b) cash Interest Expense for such Computation Period.

Interest Expense shall mean for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases).

Interest Period shall mean the period of time selected by the Company in connection with (and to apply to) any election permitted hereunder by the Company to have Revolving Credit Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one or two weeks, one, two, three or six Months, or nine or twelve Months, as such periods may be available in the determination of the Administrative Agent. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Company is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Company is renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Company shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Company, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.

Investment shall mean, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

IRS shall mean the United States Internal Revenue Service.

Issuing Lender shall mean each of PNC and JPMorgan Chase Bank, N.A., each in their individual capacity as issuer of Letters of Credit hereunder, and any other Lender that the Company, the Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.

Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.

Lead Arrangers shall collectively mean PNC Capital Markets LLC and J.P. Morgan Securities LLC.

Lenders shall mean the financial institutions named on Schedule 1.1(B) (including any Swing Loan Lender) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender or Swing Loan Lender, as the case may be. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

Letter of Credit shall have the meaning specified in Section 2.8.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.8.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.8.1 [Issuance of Letters of Credit].

Leverage Ratio shall mean, as of the end of any date of determination, the ratio of (a) Total Debt to (b) EBITDA.

LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. LIBOR may also be expressed by the following formula:

London interbank offered rates quoted by Bloomberg
LIBOR Rate	=	or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Company of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

LIBOR Rate Option shall mean the option of the Company to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option].

LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreement, the Intercompany Subordination Agreement, the Notes and any other instruments, certificates or documents delivered in connection herewith or therewith.

Loan Parties shall mean the Company and the Guarantors and Loan Party shall mean each of the Company and each Guarantor.

Loan Request shall have the meaning specified in Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

Margin Stock shall mean any “margin stock” as defined in Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System.

Material Adverse Effect shall mean (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, or properties of the Loan Parties taken as a whole, (b) a material impairment of the ability of the Loan Parties taken as a whole to perform any of the payment Obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

Minimum Collateral Amount shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their reasonable discretion.

Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Moody’s shall mean Moody’s Investors Service, Inc.

Multiemployer Pension Plan shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any other member of the Controlled Group may have any liability.

New Lender shall have the meaning assigned to that term in Section 2.9.1 [Increasing Lenders and New Lenders].

New Note Indenture shall mean any indenture or similar agreement entered into by the Company after the Closing Date to the extent permitted by Section 8.2.16 [Limitations on Indentures] under which Indebtedness shall be issued for any purpose set forth in such indenture or agreement, together with any refinancings, refundings, amendment, modifications, replacements and restatements, or the like thereof from time to time to the extent permitted by Section 8.2.16 [Limitations on Indentures].

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

Non-Defaulting Lender shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

Notes shall mean, collectively, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan.

Obligation shall mean all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document, including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit, and all Hedging Obligations permitted hereunder which are owed to any Lender or its Affiliate, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Operating Lease shall mean any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12.2 [Replacement of Lenders]).

Participant has the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in Section 11.8.4 [Participations].

Participation Advance shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.

Payment In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Pension Plan shall mean a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

Permitted Note Indenture shall mean the indenture, dated as of August 6, 2003, in the original principal amount of $150,000,000, among the Company and the Bank of New York, as Trustee, as in effect on the date hereof.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, Official Body, or any other entity.

Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Pension Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Ratable Share shall mean the proportion that a Lender’s Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders, provided that in the case of Section 5.13 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Ratable Share shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments.

Recipient shall mean (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

Reimbursement Obligation shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, managers, advisors and representatives of such Person and of such Person’s Affiliates.

Reportable Event shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

Required Lenders shall mean: Lenders (other than any Defaulting Lender) having more than 50% of the sum of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified (including any increases pursuant to Section 2.9) and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Exposure shall mean, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in Letter of Credit Obligations and Swing Loans at such time.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Company pursuant to Section 2.1 [Revolving Credit Commitments] or 2.8.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

SEC shall mean the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

Securitization shall mean any sale, transfer or other disposition of assets relating to any one or more securitization, factoring or similar dispositions of assets.

Senior Officer shall mean, with respect to any Loan Party, any of the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Treasurer, or Controller of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from the Company, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Company may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].

Significant Disposition shall mean (i) any direct or indirect sale, lease, transfer, or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary (which term, for the purpose solely of this definition, shall have the meaning in this definition which is ascribed to such term by the Amended Permitted Note Indenture), including any disposition by means of a merger, consolidation or similar transaction, of all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or any such Restricted Subsidiary (in each case an “Asset Disposition”), (ii) any direct or indirect sale, lease, transfer, or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction, of any shares, interests, rights to purchase, warrants, options, participations, or other equivalents of or interests in (however designated) equity of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable Law to be held by a Person other than the Company or a Restricted Subsidiary) (“Equity Disposition”), and (iii) any receipt of insurance proceeds arising from a loss or casualty to property of any Loan Party (“Casualty Disposition”).

Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Stated Amount shall mean, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

Subsidiary of any Person at any time shall mean a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

Swing Loan Commitment shall have the meaning ascribed to such term in Section 2.1.2 [Swing Loan Commitment] hereof.

Swing Loan Lender shall mean PNC, in its capacity as a Lender of Swing Loans hereunder.

Swing Loan Note shall mean the Swing Loan Note of the Company in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.4.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Company pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Syndication Agent shall mean JPMorgan Chase Bank, N.A.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Termination Event shall mean, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Company or any other member of the Controlled Group from such Pension Plan during a plan year in which the Company or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

Total Credit Exposure shall mean, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

Total Debt shall mean all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis (excluding (a) obligations in respect of Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of letters of credit or bank guarantees (including Letters of Credit) or Indebtedness of a Person other than any Loan Party) and (b) Hedging Obligations), minus (i) the domestic unencumbered cash and Cash Equivalent Investments of the Company and its Subsidiaries held in the United States at the time of determination and (ii) 87.5% of the unencumbered cash and Cash Equivalent Investments of the Company and its Subsidiaries held in Australia, Brazil, Europe, Mexico and Canada. For the avoidance of doubt, Total Debt shall not include obligations of a Loan Party arising from surety bonds, performance bonds, bid bonds, or similar obligations.

Unfunded Liability shall mean the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

U.S. PATRIOT Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate has the meaning assigned to such term in Section 5.9.7 [Status of Lenders].

Venture shall mean at any time any domestic or non-domestic Person, venture or enterprise which is not a Subsidiary of the Company, but as to which (A) the Company or any one or more Subsidiaries of the Company directly or indirectly owns or controls an ownership, voting or other interest in excess of five percent of any such outstanding interests and (B) the Company materially participates in the management or operations thereof.

Wholly-Owned Subsidiary shall mean, as to any Person, a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

Withholding Agent shall mean any Loan Party and the Administrative Agent.

1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

(vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time.

1.3 Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the consolidated financial statements referred to in Section 6.1.4 [Financial Condition]. Notwithstanding the foregoing, if the Company notifies the Administrative Agent in writing that the Company wishes to amend any financial covenant in Section 8.2 [Negative Covenants] of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Company in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 [Negative Covenants], any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Company and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they delivers their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Reports] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.

2. REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1 Revolving Credit Commitments.

2.1.1 Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Company at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Company may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2 Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the “Swing Loans”) to the Company at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $20,000,000 (the “Swing Loan Commitment”), provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Company may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Company at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Company to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3 Commitment Fees. Accruing from the date hereof until the Expiration Date, the Company agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans and, with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Company so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Company prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4 Revolving Credit Loan Requests; Swing Loan Requests.

2.4.1 Revolving Credit Loan Requests. Except as otherwise provided herein, the Company may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.4.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $1,000,000 and not less than $2,500,000 for each Borrowing Tranche under the LIBOR Rate Option, and (y) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the Base Rate Option.

2.4.2 Swing Loan Requests. Except as otherwise provided herein, the Company may from time to time prior to the Expiration Date request PNC to make Swing Loans by delivery to PNC not later than 1:00 p.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.4.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

2.5 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.5.1 Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Company and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Company in U.S. Dollars and immediately available funds at the Principal Office prior to 1:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.5.2 [Presumptions by the Administrative Agent].

2.5.2 Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Company, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.5.3 Making Swing Loans. So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2 [Swing Loan Requests] fund such Swing Loan to the Company in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.5.4 Repayment of Revolving Credit Loans. The Company shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.5.5 Borrowings to Repay Swing Loans. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.5.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

2.5.6 Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.5.3 [Making Swing Loans], without the requirement for a specific request from the Company pursuant to Section 2.4.2 [Swing Loan Requests], PNC as the Swing Loan Lender may make Swing Loans to the Company in accordance with the provisions of the agreements between the Company and such Swing Loan Lender relating to the Company’s deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Company’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Company’s accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.5.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.4.2 [Swing Loan Requests], (iii) be payable by the Company, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Company in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.5.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

2.6 Notes. The Obligation of the Company to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and a swing Note (each as amended and restated as appropriate), dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender.

2.7 Use of Proceeds. The proceeds of the Loans shall be used to refinance the indebtedness outstanding under the Existing Credit Agreement, for working capital purposes, including Acquisitions permitted hereunder, for Capital Expenditures and for other general business purposes, for dividends permitted hereunder, and for the repayment of indebtedness under the Permitted Note Indenture; and shall not be used for any purpose which directly or indirectly contravenes any applicable Law.

2.8 Letter of Credit Subfacility.

2.8.1 Issuance of Letters of Credit. The Company may at any time prior to the Expiration Date request the issuance of a letter of credit or a bank guarantee (each a “Letter of Credit”) on behalf of itself or another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to an Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least three (3) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof. Unless an Issuing Lender has received notice from any Lender, Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.8, such Issuing Lender or any of such Issuing Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that (a) each Letter of Credit shall in no event expire later than twenty (20) Business Days prior to the Expiration Date subject to the next sentence, and (b) subject to the restriction in clause (a), above, any Letter of Credit (other than a Letter of Credit which expires later than twenty (20) Business Days prior to the Expiration Date) may provide for the automatic renewal thereof for an additional one-year period (subject, however, to the following sentence in the event any such renewal would result in a Letter of Credit which expires later than twenty (20) Business Days prior to the Expiration Date); and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $125,000,000 (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Subject to the agreement of the Issuing Bank, a Letter of Credit issued by it may expire later than twenty (20) Business Days prior to the Expiration Date; provided, however, that each such Letter of Credit shall be Cash Collateralized pursuant to Section 2.8.11 no later than that date which is twenty (20) Business Days prior to the Expiration Date. Each request by the Company for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Company that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. All letters of credit which are identified on Schedule 2.8.1 hereto, which shall consist of all letters of credit outstanding on the Closing Date, shall be deemed to have been issued under this Agreement.

2.8.2 Letter of Credit Fees. The Company shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate, and (ii) to each Issuing Lender for its own account (with respect to Letters of Credit issued by such Issuing Lender or any of its Affiliates) a fronting fee equal to 0.125% per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letter of Credit Obligations and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Company shall also pay to each Issuing Lender for the Issuing Lender’s sole account such Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as such Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.8.3 Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from each Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.8.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender of such Letter of Credit will promptly notify the Company and the Administrative Agent thereof. Provided that it shall have received such notice, the Company shall reimburse (each such obligation to reimburse each Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) such Issuing Lender prior to 11:00 a.m. on each date that an amount is paid by such Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of such Issuing Lender an amount equal to the amount so paid by such Issuing Lender. In the event the Company fails to reimburse such Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit issued by it by 11:00 a.m. on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or any Issuing Lender pursuant to this Section 2.8.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.8.3.2 Each Lender shall upon any notice pursuant to Section 2.8.3.1 make available to the Administrative Agent for the account of such Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.8.3 [Disbursement; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Company in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of such Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and such Issuing Lender will promptly give notice (as described in Section 2.8.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or such Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.8.3.2.

2.8.3.3 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Company in whole or in part as contemplated by Section 2.8.3.1, because of the Company’s failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Company shall be deemed to have incurred from such Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of such Issuing Lender pursuant to Section 2.8.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.8.3.

2.8.4 Repayment of Participation Advances.

2.8.4.1 Upon (and only upon) receipt by the Administrative Agent for the account of an Issuing Lender of immediately available funds from the Company (i) in reimbursement of any payment made by such Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by such Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of such Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of such Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by such Issuing Lender.

2.8.4.2 If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of an Issuing Lender pursuant to this Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of such Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.8.5 Documentation. Each Loan Party agrees to be bound by the terms of each Issuing Lender’s application and agreement for letters of credit and each Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment, an Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.8.6 Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, each Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such

Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.8.7 Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.8.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Company to reimburse each Issuing Lender upon a draw under a Letter of Credit issued by any such Issuing Lender, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Issuing Lender or any of its Affiliates, the Company or any other Person for any reason whatsoever, or which any Loan Party may have against any Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], 2.5 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.8.3 [Disbursements, Reimbursement];

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), any Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if any Issuing Lender or any of its Affiliates has been notified thereof;

(vi) payment by any Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by any Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless such Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after such Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x) any breach of this Agreement or any other Loan Document by any party thereto;

(xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s Obligations hereunder.

2.8.8 Indemnity. The Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of such Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by such Issuing Lender or any of such Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.8.9 Liability for Acts and Omissions. As between any Loan Party and each Issuing Lender, or any Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Issuing Lender shall be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender of such Letter of Credit or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan

Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender of such Letter of Credit or any of its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the rights or powers hereunder of any Issuing Lender or any of its Affiliates. Nothing in the preceding sentence shall relieve any Issuing Lender from liability for such Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall any Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, each Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by any such Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by any such Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on any such Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by any Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put any such Issuing Lender or its Affiliates under any resulting liability to the Company or any Lender.

2.8.10 Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to the Administrative Agent and the Company a schedule of the Letters of Credit issued by it, in form and substance satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.8.11 Cash Collateral. (i) Upon the request of Administrative Agent or the relevant Issuing Lender, if any Issuing Lender has honored any full or partial drawing request under any Letter of

Credit and such drawing has resulted in a Letter of Credit Borrowing, or (ii) if any Letter of Credit for any reason will remain outstanding at any time after that date which is twenty (20) Business Days prior to the Expiration Date, the Company shall, under the circumstances described in clause (i) above, immediately Cash Collateralize the then outstanding amount of all such Letter of Credit Obligations and, under the circumstances described in clause (ii) above, Cash Collateralize such Letter of Credit no later than that date which is twenty (20) Business Days prior to the Expiration Date, in each case in a manner comparable to that described in Section 5.14. The Company hereby grants to Administrative Agent, for the benefit of each Issuing Lender and the Lenders, a security interest in all cash collateral pledged pursuant to this Section or otherwise under this Agreement. Each Letter of Credit outstanding after the Expiration Date which is Cash Collateralized for the benefit of an Issuing Lender shall after the Expiration Date be the sole responsibility of such Issuing Lender and all Cash Collateral related to each such Letter of Credit shall be for the sole benefit of such Issuing Lender and shall secure all Letter of Credit Obligations owing to such Issuing Lender related to each such Letter of Credit.

2.9 Increase in Revolving Credit Commitments.

2.9.1 Increasing Lenders and New Lenders. The Company may, upon prior written notice to the Administrative Agent, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

2.9.1.1 No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.

2.9.1.2 Defaults. There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.

2.9.1.3 Aggregate Revolving Credit Commitments. After giving effect to such increase, the total Revolving Credit Commitments shall not exceed $800,000,000.

2.9.1.4 Minimum Revolving Credit Commitments. After giving effect to such increase, the amount of the new Revolving Credit Commitments provided by each of the New Lenders and each of the Increasing Lenders under this Section 2.9 shall be at least $50,000,000 in the aggregate.

2.9.1.5 Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

2.9.1.6 Notes. The Company shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender’s Revolving Credit Commitment.

2.9.1.7 Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed).

2.9.1.8 Increasing Lenders and New Lenders. Each Increasing Lender and New Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Company and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

2.9.1.9 New Lenders—Joinder. Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.9 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.

2.9.2 Treatment of Outstanding Loans and Letters of Credit.

2.9.2.1 Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, the Company shall repay all Loans then outstanding, subject to the Company’s indemnity obligations under Section 5.10 [Indemnity]; provided that it may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.9.

2.9.2.2 Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

2.10 Reduction of Revolving Credit Commitment. The Company shall have the right at any time after the Closing Date upon five (5) days’ prior written notice to the Administrative Agent to permanently reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments, in an amount not less than an integral multiple of $1,000,000, or to terminate completely the Revolving Credit Commitments, without penalty or premium except as hereinafter set forth; provided that (a) any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees and Letter of Credit Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated, and (b) upon such reduction or termination, the Company shall Cash Collateralize all outstanding Letters of Credit. Any notice to reduce the Revolving Credit Commitments under this Section 2.10 shall be irrevocable.

3. [RESERVED]

4. INTEREST RATES

4.1 Interest Rate Options. The Company shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Company may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than twelve (12) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Company may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Company to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.

4.1.1 Revolving Credit Interest Rate Options; Swing Line Interest Rate. The Company shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.

Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.

4.1.2 Rate Quotations. The Company may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2 Interest Periods. At any time when the Company shall select, convert to or renew a LIBOR Rate Option, the Company shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1 Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of $1,000,000 and not less than $2,500,000; and

4.2.2 Renewals. In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1 Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.8.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;

4.3.2 Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full; and

4.3.3 Acknowledgment. The Company acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Company upon demand by Administrative Agent.

4.4 LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1 Unascertainable. If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate, the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.2 Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:

(i) the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii) such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.3 Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Company thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Company. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Company to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Company, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Company has previously notified the Administrative Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Company shall, subject to the Company’s indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Company of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5 Selection of Interest Rate Options. If the Company fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Company shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option, commencing upon the last day of the existing Interest Period.

5. PAYMENTS

5.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Company hereunder shall be payable prior to 12:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 12:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”

5.2 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Company with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 2.3 [Commitment Fees] or Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.12.2 [Replacement of Lenders] or 5.7 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Company of principal, interest, fees or other amounts from the Company with respect to Swing Loans shall be made by or to PNC according to Section 2.5.5 [Borrowings to Repay Swing Loans].

5.3 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii) the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4 Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the

Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6 Voluntary Prepayments; Right to Prepay. The Company shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.12.2 [Replacement of Lenders] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Company desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 11:00 a.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 11:00 a.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x) a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;

(y) a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies; and

(z) the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan or $1,000,000 for any Revolving Credit Loan.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if the Company prepays a Loan but fails to specify the applicable Borrowing Tranche which the Company is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Company’s Obligation to indemnify the Lenders under Section 5.10 [Indemnity].

5.7 Mandatory Prepayments.

5.7.1 Mandatory Prepayments when Revolving Facility Usage Exceeds Revolving Credit Commitments. If, on any day, the Revolving Facility Usage exceeds the Revolving Credit Commitments, the Company shall immediately prepay Revolving Credit Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

5.7.2 Application Among Loans and Interest Rate Options; Cash Collateral Under Certain Circumstances. All prepayments and cash collateral required pursuant to this Section 5.7 shall: (a) first be applied to prepay Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies, and then to prepay Swing Loans; and (b) next be deposited by the Company in a non-interest bearing account with the Administrative Agent, as Cash Collateral for the Stated Amount of all Letters of Credit, and the Company hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash and deposits required pursuant to Section 5.7.1 as security for all Obligations. Upon and to the extent of the expiration of, or the payment by the Company (by way of Revolving Credit Loans or otherwise) of the reimbursement obligations relating to, Letters of Credit that are Cash Collateralized pursuant to this Section 5.7, or at any time that the Stated Amount of all Letters of Credit (minus any Cash Collateral held by the Administrative Agent therefor and not released pursuant to the terms hereof) does not exceed $50,000,000, such Cash Collateral provided pursuant to Section 5.7. 1 shall to such extent be released and returned to the Company upon its request except to the extent any such Cash Collateral has been utilized to pay any such reimbursement obligations. In addition, in the event at any time that the Leverage Ratio as of the last day of the most recent previous Computation Period does not exceed 2.50 to 1.00, all Cash Collateral provided pursuant to Section 5.7. 1 shall be released and returned to the Company upon its request except to the extent any such Cash Collateral has been utilized to pay any such reimbursement obligations.

5.8 Increased Costs.

5.8.1 Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or any Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender, any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, such Issuing Lender or other Recipient, the Company will pay to such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

5.8.2 Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

5.8.3 Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.8.4 Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Company shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9 Taxes.

5.9.1 Issuing Lender. For purposes of this Section 5.9, the term “Lender” includes any Issuing Lender.

5.9.2 Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.3 Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent jointly and severally timely reimburse it for the payment of, any Other Taxes.

5.9.4 Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.9.5 Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5.

5.9.6 Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.7 Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) of this Section 5.9.7 below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Company is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(w) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(x) executed originals of IRS Form W-8ECI;

(y) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(z) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or Section 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

5.9.8 Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9.9 Survival. Each party’s obligations under this Section 5.9 [Taxes] shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.10 Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Company shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i) payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii) attempt by the Company to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or

(iii) default by the Company in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Company to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Company of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Company to such Lender ten (10) Business Days after such notice is given.

5.11 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Company may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Company to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on the dates on which Mandatory Prepayments are due and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Company to the Administrative Agent with respect to the Revolving Credit Loans.

5.12 Mitigation Obligations; Replacement of Lenders.

5.12.1 Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Cost], or requires the Company to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to

Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

5.12.2 Replacement of Lenders. If any Lender requests compensation under Section 5.8 [Increased Costs], or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.9 [Taxes] and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.12.1 [Designation of a Different Lending Office], or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.8 [Successors and Assigns];

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.8 [Increased Costs] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

5.13 Defaulting Lenders.

5.13.1 Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

5.13.1.1 Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

5.13.1.2 Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 [Default] or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.2.3 [Set-Off] shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swing Loan Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 5.14 [Cash Collateral]; fourth, as the Company may request (so long as no Potential Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 5.14 [Cash Collateral]; sixth, to the payment of any amounts owing to any of the Lenders, the Issuing Lenders or the Swing Loan Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swing Loan Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swing Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable credit facility hereunder without giving effect to clause (iv) of this Section 5.13.1.4 [Reallocation of Participations to Reduce Fronting Exposure]. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 5.13.1.2 [Defaulting Lender Waterfall] shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

5.13.1.3 Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14 [Cash Collateral].

(C) With respect to any Commitment Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to each

Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender and the Swing Loan Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or the Swing Loan Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

5.13.1.4 Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

5.13.1.5 Cash Collateral, Repayment of Swing Loans. If the reallocation described in Section 5.13.1.4 [Reallocation of Participations to Reduce Fronting Exposure] above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Loans in an amount equal to the Swing Loan Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 5.14 [Cash Collateral].

5.13.2 Defaulting Lender Cure. If the Company, the Administrative Agent and each Swing Loan Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable credit facility hereunder (without giving effect to Section 5.13.1.4 [Reallocation of Participations to Reduce Fronting Exposure]), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

5.13.3 New Swing Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Loan Lender shall not be required to fund any Swing Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

5.14 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) the Company shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 5.13.1.4 [Reallocation of Participations to Reduce Fronting Exposure] and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

5.14.1 Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

5.14.2 Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.14 [Cash Collateral] or Section 5.13 [Defaulting Lenders] in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

5.14.3 Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 5.13 [Defaulting Lenders] the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Company, such Cash Collateral shall remain subject to any security interest granted pursuant to the Loan Documents, if any such general security interest exists at such time.

6. REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1 Organization. Each Loan Party is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

6.1.2 Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of Law, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any material asset of any Loan Party (other than Liens in favor of the Administrative Agent created pursuant to any of the Loan Documents).) The Loan Parties are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed herein) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Effect.

6.1.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar Laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

6.1.4 Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries for and as at the Company’s Fiscal Year end 2010, and the unaudited consolidated interim financial statements of the Company and the Subsidiaries for the first two Fiscal Quarters of the Company’s current Fiscal Year, copies of each of which have been made available to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

6.1.5 No Material Adverse Change. Since the Company’s Fiscal Year end 2010, there has been no material adverse change in the financial condition, operations, assets, business, or properties of the Loan Parties taken as a whole.

6.1.6 Litigation and Contingent Liabilities. As of the Closing Date, no litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company’s knowledge, threatened against any Loan Party which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 6.1.6. As of the Closing Date, other than any liability incident to such litigation or proceedings, no Loan Party has any material contingent liabilities, that would be required to be disclosed by GAAP, which are not listed on Schedule 6.1.6 or permitted by Section 8.2.1 [Indebtedness]. No litigation, arbitration or similar proceedings, regardless whether or not previously disclosed to the Lenders or the Administrative Agent, is or are pending against any Loan Party which alone or in the aggregate would reasonably be expected to result, within nine (9) months of any date on which this representation and warranty is made or deemed made (pursuant to a Loan Request or otherwise), in one or more judgments or awards against one or more of the Loan Parties in an amount not covered by confirmed insurance coverage and committed indemnification or contribution obligations with respect thereto in excess of to $100,000,000.

6.1.7 Ownership of Properties; Liens. Each Loan Party owns good and, in the case of real property, marketable title to all of its owned material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all material Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 8.2.2 [Liens].

6.1.8 Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens, and such securities were issued in material compliance with all applicable state and federal Laws concerning the issuance of securities. Schedule 6.1.8 sets forth the authorized Capital Securities of each Loan Party (other than the Company) and of each of the other Subsidiaries of the Loan Parties as of the Closing Date, together with their respective legal name, place of organization, type of organization and location of chief executive office. All of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary is, directly or indirectly, owned by the Company. As of the Closing Date, except as set forth on Schedule 6.1.8, there are no material pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party (other than the Company).

6.1.9 Pension Plans.

6.1.9.1 Each Pension Plan complies in all material respects with all applicable requirements of Law. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or the Company or any other member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, neither the Company nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

6.1.9.2 All material contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; neither the Company nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

6.1.10 Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

6.1.11 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan has been or will be used, immediately, incidentally, or ultimately, for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Company or any of its Subsidiaries holds or intends to hold Margin Stock in such amounts that more than 25% of the reasonable value of the assets of the Company or any Subsidiary of the Company are or will be represented by Margin Stock.

6.1.12 Solvency, etc. On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to the Loan Parties, taken as a whole, (a) the fair value of their assets is greater than the amount of their liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of their assets is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) they are able to realize upon their assets and pay their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) they do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature and (e) they are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital.

6.1.13 Environmental Matters. The on-going operations of each Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect. Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each Loan Party is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any Loan Party and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or any of its properties or operations is subject to any written order from or agreement with any Federal, state or local governmental authority, nor any pending, or the knowledge of any Loan Party threatened, judicial or docketed administrative or other proceeding or investigation, respecting any Environmental Law, Environmental Claim or Hazardous Substance which could reasonably be expected to have a Material Adverse Effect. No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws.

6.1.14 Insurance. Set forth on Schedule 6.1.14 is an accurate summary of the property and casualty insurance program of the Loan Parties as of the Closing Date. Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

6.1.15 Real Property. Set forth on Schedule 6.1.15 is a complete and accurate list, as of the Closing Date, of the address of all material real property owned or leased by any Loan Party, together with, in the case of leased property, the name and mailing address of the lessor of such property.

6.1.16 Information. To the best knowledge of the Company, all information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the other transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

6.1.17 Intellectual Property. To the knowledge of the Senior Officers of the Loan Parties, each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the then current conduct of the businesses of the Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

6.1.18 Burdensome Obligations. To the knowledge of the Senior Officers of the Loan Parties, no Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

6.1.19 Labor Matters. Except as set forth on Schedule 6.1.19, as of the Closing Date, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or, to the knowledge of the Company, threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.1.20 No Default. No Event of Default or Potential Default exists or would result from the incurrence by any Loan Party of any Indebtedness hereunder or under any other Loan Document.

6.1.21 Indenture, No Recent Amendments. There has occurred no amendment, restatement, refinancing, or the like to the Permitted Note Indenture from the date of its execution by the Company through the Closing Date.

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1 First Loans and Letters of Credit.

7.1.1 Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i) A certificate of each of the Loan Parties signed by a Senior Officer, dated the Closing Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no material adverse change has occurred since the date of the last audited financial statements of the Company delivered to the Administrative Agent;

(ii) A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Senior Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized;

(iii) This Agreement and each of the other Loan Documents signed by a Senior Officer and, to the extent applicable, an authorized officer of each of the Lenders whose names are set forth on Schedule 1.1(B) as of the Closing Date;

(iv) A written opinion of counsel for the Loan Parties, dated the Closing Date;

(v) Evidence of the existence of insurance required to be maintained pursuant to Section 8.1.2 [Maintenance of Property; Insurance];

(vi) A duly completed Compliance Certificate as of the last day of the Fiscal Quarter of the Company most recently ended prior to the Closing Date, signed by a Senior Officer of the Company;

(vii) Projections (including a closing balance sheet, statements of operation and statement of cash flows) of the Company and its Subsidiaries for the years 2011 through 2016, including assumptions used in preparing the projections, prepared in a manner reasonably satisfactory to the Administrative Agent, and shall be accompanied by a certificate of a Senior Officer of the Company on behalf of the Company to the effect that (a) such projections were prepared by the Company in good faith, (b) the Company has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions;

(viii) All regulatory approvals and licenses necessary for the financing contemplated hereby shall have been completed and there shall be no legal or regulatory prohibitions or restrictions;

(ix) A Lien search in acceptable scope and with acceptable results; and

(x) Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request, including all information required under applicable “Know-Your-Customer” and anti-money laundering rules and regulations, including the U.S. PATRIOT Act.

7.1.2 Payment of Fees. The Company shall have paid all fees payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.

7.2 Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations and warranties of the Loan Parties shall then be true and correct, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, and (iv) the Company shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

8. COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, that, unless at any time the Required Lenders shall otherwise expressly consent in writing, the Loan Parties shall (and, where applicable, will cause any other Loan Party or any non-domestic Subsidiary of a Loan Party to) comply at all times with the following covenants:

8.1 Affirmative Covenants.

8.1.1 Books, Records and Inspections. Each Loan Party shall keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, any Lender or the Administrative Agent or any representative thereof to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records. All such inspections or audits by the Administrative Agent shall be at the Company’s expense, provided that so long as no Event of Default or Potential Default exists, the Company shall not be required to reimburse the Administrative Agent for inspections or audits.

8.1.2 Maintenance of Property; Insurance. Each Loan Party shall:

(a) Keep, and cause each other Loan Party to keep, all material property necessary in the business of the Loan Parties in working order and condition, ordinary wear and tear excepted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability, and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with insurers believed by the Company to be reputable and financially sound, including self-insurance to the extent customary. The Company shall provide to the Administrative Agent (who shall forward a copy of the same to each of the Lenders), no later than the date on which annual financial statements are to be provided to the Administrative Agent pursuant to Section 8.3.2 [Annual Reports], evidence (in such form as is satisfactory to the Administrative Agent) of compliance with the terms of this Section 8.1.2.

8.1.3 Compliance with Laws; Payment of Taxes and Liabilities. Each Loan Party shall (a) comply, in all material respects with all applicable Laws, except where failure to comply could not reasonably have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party and each non-domestic Subsidiary of a Loan Party to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party or any non-domestic Subsidiary of a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, (ii) a Person with whom any Lender is restricted from doing business under Executive Order

No. 13224 or any other Anti-Terrorism Law, (iii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iv) otherwise in violation of any Anti-Terrorism Law, and (c) without limiting clause (a) above, comply, and cause each other Loan Party and each non-domestic Subsidiary of a Loan Party to comply, with all applicable Bank Secrecy Act and anti-money laundering Laws and regulations and (d) pay, and cause each other Loan Party and each non-domestic Subsidiary of a Loan Party to pay, prior to delinquency, all material taxes and other governmental charges against it or any collateral (if any), as well as material claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party or any non-domestic Subsidiary of a Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any collateral (if any), such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral (if any) to satisfy such claim.

8.1.4 Maintenance of Existence, etc. Each Loan Party shall maintain and preserve, and (subject to Section 8.2.5 [Acquisitions, Mergers, Consolidations, Sales]) cause each other Loan Party and each non-domestic Subsidiary of a Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect).

8.1.5 Use of Proceeds. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.7 [Use of Proceeds] and as permitted by applicable Law.

8.1.6 Employee Benefit Plans. Each Loan Party shall:

(a) maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of Law,

(b) make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan, and

(c) not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

8.1.7 Environmental Matters. Each Loan Party shall comply, in all material respects, with all applicable Environmental Laws. Without limiting the foregoing, if any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party, the Company shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each other Loan Party to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

8.1.8 Further Assurances; Joinder of Guarantors. Each Loan Party shall (a) take, and cause each other Loan Party to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are guarantied by each domestic Subsidiary (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Closing Date), in each case as the Administrative Agent may determine, including the execution and delivery of guaranties and other documents including a Guarantor Joinder substantially in the form of Exhibit 1.1(G)(1), and (b) do all such other acts and things as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to more effectively carry out the provisions and goals of this Agreement and the other Loan Documents. In the event that the operations or revenue of either Wabtec Corporation or Ricon Acquisition Corporation is no longer immaterial to the operations or income of the Company and its other Subsidiaries, as reasonably determined by the Administrative Agent in consultation with the Company, then such entity shall guaranty the Obligations of each Loan Party under the Loan Documents and become a Loan Party hereunder by the execution and delivery of guaranties and other documents including a Loan Party Joinder substantially in the form of Exhibit 1.1(G)(1).

8.2 Negative Covenants.

8.2.1 Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its non-domestic Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i) Obligations under this Agreement and the other Loan Documents;

(ii) Indebtedness secured by Liens permitted by Section 8.2.2(iv) and Section 8.2.2(ix), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed $50,000,000;

(iii) Indebtedness of any non-domestic Subsidiary of the Company to any other non-domestic Subsidiary of the Company; and, Indebtedness of any Loan Party to any other Loan Party, provided that the obligations of the Company to each of the other Loan Parties under such Indebtedness shall be subordinated to the Obligations of the Company hereunder in a manner reasonably satisfactory to the Administrative Agent;

(iv) Indebtedness arising under the Permitted Note Indenture, the Amended Permitted Note Indenture and any New Note Indenture in an aggregate outstanding amount not at any time exceeding $300,000,000 minus the amount of outstanding unsecured Indebtedness permitted under clause (x) of this Section 8.2.1;

(v) Hedging Obligations incurred in favor of a Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;

(vi) Indebtedness described on Schedule 8.2.1 and, subject to Section 8.2.16 [Limitations on Indentures], any extension, renewal or refinancing thereof to the extent the principal amount thereof is not increased or made senior in right of payment to the Loans, and so long as the terms thereof are not materially more burdensome than those of the Indebtedness being extended, renewed, or refinanced;

(vii) Contingent Liabilities of the Loan Parties or any non-domestic Subsidiary of a Loan Party arising with respect to (i) any Indebtedness permitted hereby, and (ii) notwithstanding any other provision hereof (but subject to the proviso below), guaranties of performance, completion, quality, and the like provided by the Company or any Subsidiary of the Company with respect to performance or similar obligations owing to a Person by the Company or any of its Subsidiaries provided, however, that the sum of all amounts paid plus all costs incurred, as the case may be, by the Loan Parties with respect to guaranties of the performance, completion, quality, or similar obligations of all non-domestic Subsidiaries of the Company, to the extent such amounts paid or costs incurred by Loan Parties are not repaid or reimbursed by the non-domestic Subsidiaries of the Company, shall be deemed to be Indebtedness of non-domestic Subsidiaries of the Company owing to Loan Parties for the purposes, and subject to the limitations of clause (ix) of this Section 8.2.1 (for the avoidance of doubt, none of such obligations incurred or amounts paid or costs incurred by the Company or any of its Subsidiaries with respect to guaranties of the performance, completion, quality, or similar obligations of the Company or any of its Subsidiaries shall be deemed to be Indebtedness of, or a loan to, the Company or any of its Subsidiaries for the purposes of the calculation of any of the financial covenants of Section 8.2.14 [Financial Covenants]);

(viii) Indebtedness of the Loan Parties and any non-domestic Subsidiary of a Loan Party in respect of surety bonds, performance bonds, bid bonds, or similar obligations arising in the ordinary course of business up to an amount reasonably determined to be payable under all surety bonds then outstanding not to exceed at any time $500,000,000 in the aggregate;

(ix) Indebtedness of any non-domestic Subsidiary of the Company to any Loan Party or to any other Person, provided that the aggregate of all such Indebtedness in existence at any time of calculation shall not exceed the equivalent amount of $100,000,000; and

(x) other unsecured Indebtedness of any Loan Party, in addition to the Indebtedness listed above, in an aggregate outstanding amount not at any time exceeding $150,000,000 minus the amount by which the aggregate Indebtedness described in clause (iv) of this Section 8.2.1 exceeds $150,000,000.

8.2.2 Liens. Each of the Loan Parties shall not, and shall not permit any other Loan Party or any of its non-domestic Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except:

(i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(ii) Liens arising in the ordinary course of business (including (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by Law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

(iii) Liens arising under the Loan Documents from time to time;

(iv) subject to the limitation set forth in Section 8.2.1(ii), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party or any non-domestic Subsidiary of a Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

(v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $10,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(vi) Liens on contracts entered into with its customers by a Loan Party or any non-domestic Subsidiary of a Loan Party and the assets related thereto to secure the obligations of the Loan Party or the non-domestic Subsidiary of a Loan Party in respect of such contracts or in respect of surety bonds, performance bonds, bid bonds, or similar obligations arising in the ordinary course of business issued on its behalf, in each case to assure performance of such contracts;

(vii) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

(viii) Liens arising under Securitizations, and

(ix) other Liens securing payment of an aggregate amount of Indebtedness not to exceed $50,000,000.

8.2.3 Operating Leases. Each of the Loan Parties shall not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) to exceed $50,000,000 in any Fiscal Year.

8.2.4 Restricted Payments. Each of the Loan Parties shall not, and shall not permit any other Loan Party or any of its non-domestic Subsidiaries of such Loan Party to, (a) make any distribution to any holders of its Capital Securities, (b) purchase or redeem any of its Capital Securities, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance, repurchase or any other principal payment in respect of the Permitted Note Indenture, the Amended Permitted Note Indenture or any New Note Indenture, or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to the Company or to a domestic Wholly-Owned Subsidiary; and (ii) so long as no Event of Default or Potential Default exists or would result therefrom, the Company may (A) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof up to an amount not to exceed $1,000,000 in any Fiscal Year, provided that the Company may pay all of the reasonable fees of an investment bank of recognized standing that is also an equityholder of the Company or any Affiliate thereof; (B) repurchase or make redemptions of its common stock (subject to the provisos set forth in Clause (D) directly below and at the end of this Section 8.2.4); (C) declare and pay cash dividends in respect of its common stock; provided that the aggregate amount of dividends (net of dividends on unallocated shares of common stock of the Company that are returned to the Company) made pursuant to clause (C) of this Section 8.2.4 shall not exceed $25,000,000 plus 50% of the accumulated Consolidated Net Income of the Company and its Subsidiaries for each fiscal year since the Closing Date; (D) make redemptions, prepayments, defeasance, repurchases or other payments in respect of the Permitted Note Indenture, the Amended Permitted Note Indenture and any New Note Indenture, provided that, at the time of any repurchase, redemption, prepayment, defeasance, or other payment on its common stock or under the Permitted Note Indenture, the Amended Permitted Note Indenture or any New Note Indenture, the Leverage Ratio as of the last day of the most recent previous Computation Period is no greater than 2.75 to 1.00 and there is at the time after giving effect to the repurchase, redemption, prepayment, defeasance, repurchases or other payment at least $50,000,000 of unused Revolving Credit Commitments, and (E) make redemptions, prepayments, defeasance, repurchases or other payments in respect of the Amended Permitted Note Indenture in connection with a Significant Disposition after compliance with any applicable terms hereof.

8.2.5 Acquisitions, Mergers, Consolidations, Sales. Each of the Loan Parties shall not, and shall not permit any other Loan Party or any of its non-domestic Subsidiaries to, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary, but excluding the Capital Securities of the Company), or (c) sell or assign with or without recourse any receivables, except for:

(i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into any other domestic Wholly-Owned Subsidiary or any such purchase or other acquisition by the Company or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any Wholly-Owned Subsidiary;

(ii) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any non-domestic Subsidiary into the Company or into any other non-domestic Subsidiary or any such purchase or other acquisition by the Company or any non-domestic Subsidiary of the assets or Capital Securities of any non-domestic Subsidiary;

(iii) any sale, lease, or other disposition of assets in the ordinary course of business;;

(iv) any sale, lease, or other disposition of assets (other than those specifically excepted pursuant to clauses (i), (ii) and (iii) above), including any one or more Securitizations, provided that (a) at the time of any such disposition, no Event of Default shall exist or shall result from such disposition, (b) the Company shall demonstrate that it shall be in pro forma compliance with all the financial ratios and restrictions set forth in Section 8.2.14 [Financial Covenants] immediately after giving effect to any disposition of a Subsidiary or material line of business or a material division, by delivering to the Administrative Agent (who shall forward a copy of the same to the Lenders) at least five (5) Business Days prior to any such disposition an acquisition compliance certificate similar in form to Exhibit 8.2.5 evidencing such compliance (c) the aggregate value of all assets so transferred or disposed of by the Company or any domestic Subsidiary of the Company shall not exceed: (1) in any fiscal year when no Securitization shall occur, ten percent (10%) of the total tangible assets of the Loan Parties at the time of such disposition, and (2) in any fiscal year in which a Securitization shall occur, five percent (5%) of the total tangible assets of the Loan Parties at the time of such disposition (excluding, but solely in the calculation of this clause (2), the value of the assets subject to such one or more Securitizations conducted during such fiscal year from the value of the assets transferred or disposed of in such fiscal year), and (3) for the period commencing on the date hereof and continuing until the Expiration Date, ten percent (10%) of the total tangible assets of the Loan Parties at the time of any such disposition (excluding (but solely in the calculation of this clause (c)) the value of the assets subject to any one or more Securitizations conducted during such period from the value of the assets transferred or disposed of during such period), and (d) with respect to any one or more Securitizations occurring at any time or times from the date hereof until the Expiration Date, (X) all Securitizations shall be on a non-recourse basis to the Company and its Subsidiaries (except for fraud or breaches of representations and warranties), (Y) the aggregate face amount of all assets transferred, disposed of, or otherwise directly or indirectly subject to any Securitization shall not exceed at any one time an aggregate amount of $100,000,000, and (Z) all Securitizations shall be on terms reasonably acceptable to the Administrative Agent and the Administrative Agent’s acceptance thereof shall not be unreasonably withheld; or

(v) any other Acquisition by the Company or any Wholly-Owned Subsidiary where:

(a) the business or division acquired are for use, or the Person acquired is engaged, in the businesses conducted by the Loan Parties on the Closing Date or in other activities reasonably incidental thereto or to the operations of a company of the size or nature of any of the Loan Parties, and a Loan Party shall be the surviving Person in the event of a merger or consolidation with a domestic Person, and a Subsidiary of the Company shall be the surviving Person in the event of a merger or consolidation with a non-domestic Person;

(b) immediately before and after giving effect to such Acquisition, no Event of Default or Potential Default shall exist;

(c) the Leverage Ratio as of the last day of the most recent Computation Period and on a pro forma basis after giving effect to such Acquisition does not exceed 2.75 to 1.00 and there remains at least $50,000,000 of unused Revolving Credit Commitments after giving effect to such Acquisition;

(d) the Company shall demonstrate that it shall be in pro forma compliance with all the financial ratios and restrictions set forth in Section 8.2.14 [Financial Covenants], immediately after giving effect to such Acquisition, by delivering to the Administrative Agent (who shall forward a copy of the same to the Lenders) at least three (3) Business Days prior to such Acquisition an acquisition compliance certificate substantially in the form of Exhibit 8.2.5 evidencing such compliance; provided, however, no such notice shall be required for an Acquisition in which the total consideration paid or incurred with respect thereto by the Company or any of its Subsidiaries in the aggregate (including Indebtedness incurred or assumed) is no greater than $50,000,000;

(e) in the case of the Acquisition of any Person, the Board of Directors or similar governing body of such Person has approved such Acquisition;

(f) reasonably prior to such Acquisition, the Administrative Agent shall have received copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and lien release letters and other documents as the Administrative Agent may require to evidence the existence of any potential Liens and the termination of any Liens on the assets or business to be acquired which are not permitted by the terms of this Agreement; and

(g) the provisions of Section 8.1.8 [Further Assurances; Joinder of Guarantors] have been satisfied.

8.2.6 Modification of Organizational Documents. Each of the Loan Parties shall not, and shall not permit the articles, charter, by-laws or other organizational documents of any Loan Party or any non-domestic Subsidiary of a Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders.

8.2.7 Transactions with Affiliates. Each of the Loan Parties shall not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates, other than with respect to transactions with any of the Loan Parties or any other Subsidiary of a Loan Party for which there exists a reasonable economic, legal, or related motivation.

8.2.8 Unconditional Purchase Obligations. Each of the Loan Parties shall not, and not permit any other Loan Party to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services except for such contracts in an aggregate amount not at any time exceeding $50,000,000.

8.2.9 Inconsistent Agreements. Each of the Loan Parties shall not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Indebtedness owed to the Company or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Indebtedness, Capital Leases and other secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (C) customary provisions in leases and other contracts restricting the assignment thereof.

8.2.10 Business Activities; Issuance of Equity. Each of the Loan Parties shall not, and shall not permit any other Loan Party or any of its non-domestic Subsidiaries to engage in any line of business other than the businesses engaged in on the date hereof and businesses and other activities reasonably incidental thereto or to the operations of a company of the size or nature of any of the Loan Parties. Each of the Loan Parties shall not, and shall not permit any other Loan Party (other than the Company) to, issue any Capital Securities other than (a) any issuance of shares of the Company’s common Capital Securities pursuant to any employee or director option program, benefit plan or compensation program or (b) any issuance by a Subsidiary to the Company or another Subsidiary in accordance with Section 8.2.4 [Restricted Payments].

8.2.11 Investments. Each of the Loan Parties shall not, and shall not permit any other Loan Party or any of its non-domestic Subsidiaries to, make or permit to exist any Investment in any other Person, except the following:

(i) contributions by the Company to the capital of any Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Obligations, in each case in accordance with Section 8.1.8 [Further Assurances; Joinder of Guarantors];

(ii) Investments constituting Indebtedness permitted by Section 8.2.1 [Indebtedness];

(iii) Contingent Liabilities constituting Indebtedness permitted by Section 8.2.1 [Indebtedness]or Liens permitted by Section 8.2.2 [Liens];

(iv) Cash Equivalent Investments;

(v) bank deposits in the ordinary course of business;

(vi) intercompany loans or investments by domestic Loan Parties to or in domestic Loan Parties;

(vii) in addition to the Investments permitted by other clauses of this Section 8.2.11 (including Investments permitted by Clause (ix) below), Investments to or in Ventures or non-domestic Subsidiaries of the Company in an aggregate amount at any time of calculation not in excess of $100,000,000;

(viii) loans by non-domestic Subsidiaries to the Company, provided that each such loan is subject to a subordination agreement satisfactory to Administrative Agent;

(ix) Investments to consummate Acquisitions permitted by Section 8.2.5 [Acquisitions, Mergers, Consolidations, Sales]; and

(x) Investments listed on Schedule 8.2.11 as of the Closing Date,

provided that (x) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (vii), or (ix) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Potential Default exists.

8.2.12 Restriction of Amendments to Certain Documents. Each of the Loan Parties shall not amend or otherwise modify, or waive any material rights under, the Amended Permitted Note Indenture.

8.2.13 Fiscal Year. Each of the Loan Parties shall not change its Fiscal Year.

8.2.14 Financial Covenants.

8.2.14.1 Interest Coverage Ratio. The Loan Parties shall not permit the Interest Coverage Ratio for any Computation Period to be less than 3.00 to 1.00.

8.2.14.2 Leverage Ratio. The Loan Parties shall not permit the Leverage Ratio as of the last day of any Computation Period to exceed 3.25 to 1.00.

8.2.14.3 Covenant Calculations. In the event of a proposed Acquisition, the Company shall demonstrate pro forma compliance with Section 8.2.14.1 [Interest Coverage Ratio] and Section 8.2.14.2 [Leverage Ratio] by determining the calculations of each such Section as if such Acquisition and all obligations of the Company and its Subsidiaries incurred in connection therewith had been completed and incurred at the beginning of the period for each such calculation.

8.2.15 Cancellation of Indebtedness. Each of the Loan Parties shall not, and shall not permit any other Loan Party to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

8.2.16 Limitations on Indentures. Each of the Loan Parties shall not agree to, permit, or suffer to exist any Amended Permitted Note Indenture or any New Note Indenture, unless such Amended Permitted Note Indenture or New Note Indenture, and the Indebtedness thereunder, meets all of the following criteria:

(a) (i) no portion of the principal amount of the Indebtedness outstanding under the Amended Permitted Note Indenture (as amended, restated or otherwise modified) shall be due prior to August 6, 2013, other than any mandatory payments required solely in the event of a Significant Disposition or change of control, provided that proceeds arising from a Significant Disposition are first allowed to be utilized by the Company to prepay Obligations or to be timely utilized by the Company to acquire replacement or additional assets, and (ii) no New Note Indenture (as refinanced, refunded, replaced or restated) shall have a maturity date earlier than six months after the Expiration Date hereunder;

(b) the rate of interest (other than after a default) applicable to the Indebtedness outstanding under the Amended Permitted Note Indenture (as amended, restated or otherwise modified) or any New Note Indenture (as refinanced, refunded, replaced or restated) shall not exceed 9.0%;

(c) after giving effect to the Amended Permitted Note Indenture (as amended, restated or otherwise modified) and any New Note Indenture (as refinanced, refunded, replaced or restated), the Loan Parties shall be in compliance with the covenants and other requirements of this Agreement (including those set forth at Section 8.2.14 [Financial Covenants] of this Agreement) and no Event of Default or Potential Default shall exist or be continuing;

(d) the events of default and covenants set forth in the Amended Permitted Note Indenture (as amended, restated or otherwise modified) or any New Note Indenture (as refinanced, refunded, replaced or restated), shall not be more restrictive, in any material respect, than the Events of Default and covenants set forth in this Agreement;

(e) the payment of the Indebtedness outstanding under the Amended Permitted Note Indenture (as amended, restated or otherwise modified) or under any New Note Indenture (as refinanced, refunded, replaced or restated), shall not be secured (other than to the extent of customary rights of set off) by any Lien on any property or assets of any Loan Party;

(f) no Person other than a Loan Party shall provide any guaranty of the Indebtedness outstanding under the Amended Permitted Note Indenture (as amended, restated or otherwise modified) or under any New Note Indenture (as refinanced, refunded, replaced or restated);

(g) neither the Amended Permitted Note Indenture (as amended, restated or otherwise modified) nor any New Note Indenture (as refinanced, refunded, replaced or restated) shall prohibit or restrict any Loan Party from providing any Lien, now or hereafter, to the Administrative Agent or any Lender to secure the payment or performance of any or all of the Obligations and, neither the Amended Permitted Note Indenture (as amended, restated or otherwise modified) nor any New Note Indenture (as refinanced, refunded, replaced or restated), shall require the Company or any of its Subsidiaries to provide any Lien to secure payment or performance of any obligation arising under such Amended Permitted Note Indenture (as amended, restated or otherwise modified) or any New Note

Indenture (as refinanced, refunded, replaced or restated) in the event any such Lien is provided to the Administrative Agent or any Lender under this Agreement;

(h) no Obligations of the Loan Parties under this Agreement and the other Loan Documents shall conflict with or violate the terms of the Amended Permitted Note Indenture (as amended, restated or otherwise modified) or any New Note Indenture (as refinanced, refunded, replaced or restated), and any Loans made or hereafter made to the Company and any Letters of Credit issued or hereafter issued under this Agreement shall continue to be permitted to be incurred under the Amended Permitted Note Indenture (as amended, restated or otherwise modified) or any New Note Indenture (as refinanced, refunded, replaced or restated); and

(i) the Indebtedness outstanding under the Amended Permitted Note Indenture (as amended, restated or otherwise modified) and any New Note Indenture (as refinanced, refunded, replaced or restated), will not conflict with or violate the terms of this Agreement or any other Loan Document.

8.3 Reporting Requirements. The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, that the Loan Parties shall (and, where applicable, will cause any other Loan Party or any non-domestic Subsidiary of a Loan Party to) furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1 Quarterly Financial Statements. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated financial statements of the Company and its Subsidiaries as of the end of such Fiscal Quarter consisting of the consolidated 10-Q of the Company and its Subsidiaries.

8.3.2 Annual Reports. Promptly when available and in any event within 90 days after the close of each Fiscal Year, the consolidated financial statements of the Company and its Subsidiaries as at the end of such Fiscal Year consisting of the consolidated 10-K of the Company and its Subsidiaries, all in reasonable detail and certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by the Company and reasonably acceptable to the Administrative Agent.

8.3.3 Certificate of the Company. Concurrently with the financial statements of the Company furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Reports], a certificate (each a “Compliance Certificate”) of the Company signed by a Senior Officer of the Company, in the form of Exhibit 8.3.3, containing a computation of each of the financial ratios and restrictions set forth in Section 8.2.14 [Financial Covenants] and to the effect that such officer has not become aware of any Event of Default or Potential Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

8.3.4 Notices.

8.3.4.1 Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by a Senior Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.4.2 Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, or governmental investigations or proceedings (as to which the Company or any Subsidiary of the Company has actual knowledge) against the Company or any Subsidiary of the Company, involving a claim or series of claims in excess of $10,000,000 or which if adversely determined could reasonably be expected to have a Material Adverse Effect.

8.3.4.3 Organizational Documents. Within the time limits set forth in Section 8.2.6 [Modification of Organizational Documents], any amendment to the organizational documents of any Loan Party.

8.3.4.4 Erroneous Financial Information. Immediately in the event that the Company or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.

8.3.4.5 Notice of Litigation Matters and ERISA. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

(a) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against any Loan Party or to which any of the properties of any thereof is subject or any change or adverse development in any such litigation, arbitration or governmental investigation or proceeding whether or not such litigation, arbitration or governmental investigation or proceeding was previously disclosed by the Company to the Lenders (including any change in insurance coverage or rights of indemnification or contribution with respect thereto), which in any case might reasonably be expected to have a Material Adverse Effect;

(b) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a material Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a material bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for material withdrawal liability or material partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare benefit plan or other employee benefit plan of the Company or another member of the Controlled Group, or any notice that any Multiemployer Pension Plan is in reorganization, that material increased contributions may be required to avoid a reduction in plan benefits or the imposition of a material excise tax, that any such plan is or has been funded at a rate materially less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent; or

(c) any violation of any Environmental Law or the assertion of any Environmental Claim which would reasonably be expected to have a Material Adverse Effect.

8.3.4.6 Other Reports. Promptly upon their becoming available to the Company:

(i) Annual Budget. The annual budget and any forecasts or projections of the Company, to be supplied not later than the last day of February of each year,

(ii) Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally,

(iii) Indenture Debt Notices. Copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to the Amended Permitted Note Indenture, and

(iv) Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.

9. DEFAULT

9.1 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document;

9.1.2 Non-Payment of Other Indebtedness. Any default shall occur under the terms applicable to any Indebtedness of any Loan Party in an aggregate amount (for all such Indebtedness so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $7,500,000 and such default shall (a) consist of the failure to pay such Indebtedness when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Indebtedness or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Indebtedness to become due and payable (or require any Loan Party to purchase or redeem such Indebtedness or post cash collateral in respect thereof) prior to its expressed maturity;

9.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Loan Party with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, would reasonably be expected to have a Material Adverse Effect;

9.1.4 Material Adverse Effect. The occurrence of any event having a Material Adverse Effect;

9.1.5 Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Section 8.2 [Negative Covenants] (other than Section 8.2.14.3 [Covenant Calculations]); or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of

Default under any other provision of this Section 9) and continuance of such failure described in this clause (b) for 45 days;

9.1.6 Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified;

9.1.7 Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination the Company or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $50,000,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a material Lien under Section 302(f) of ERISA; or (c) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $50,000,000;

9.1.8 Judgments. Final judgments which exceed an aggregate of $10,000,000 shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of such judgments;

9.1.9 Invalidity of Loan Documents, etc. Any Loan Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Loan Document;

9.1.10 Change of Control. A Change of Control shall occur; or

9.1.11 Bankruptcy, Insolvency, etc. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency Law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 60 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

9.2 Effect of Event of Default.

9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.10 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the written request of the Required Lenders shall, (i) by written notice to the Company, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Company to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Company to, and the Company shall thereupon, Cash Collateralize all Letters of Credit, and the Company hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.11 [Bankruptcy, Insolvency, etc.] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit, and the Company shall become immediately obligated to Cash Collateralize all Letters of Credit, and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Company to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3 Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, and each of their respective Affiliates and any participant of any Lender which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate or such participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender, their respective Affiliate or such participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Lender different from the branch or office or Affiliate holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 5.13 [Defaulting Lenders] and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of each Lender, each Issuing Lender and their respective Affiliates and participants under this Section 9.2 are in addition to other rights and remedies (including other rights of set-off) that such Lender, such Issuing Lender or their respective Affiliates and participants may have. Each Lender and Issuing Lender agrees to notify the Company and the Administrative Agent promptly after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application; and

9.2.4 Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with the collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

(ii) second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing any Hedging Obligations, whether of principal, interest, fees, expenses or other category of Obligations (and such proceeds shall be applied as to each category of Obligations ratably among the Lenders and their Affiliates in proportion to their share of such category of Obligations) and to ratably cash collateralize all of the Letter of Credit Obligations, and otherwise in such manner as the Administrative Agent may determine in its discretion; and

(iii) the balance, if any, as required by Law.

10. THE ADMINISTRATIVE AGENT

10.1 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and Issuing Lenders, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent in writing by the Company, a Lender or an Issuing Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.6 Resignation of Administrative Agent.

10.6.1 Resignation. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Company (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and Issuing Lenders, appoint a successor Administrative Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

10.6.2 Effect. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

10.6.3 Issuing Lender. If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers, the Syndication Agent, or the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9 Administrative Agent’s Fee. The Company shall pay to the Administrative Agent and PNC Capital Markets LLC a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Company, PNC Capital Markets LLC and Administrative Agent, as amended from time to time.

10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any Relief Proceeding or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due any of the Lenders, the Issuing Lenders and the Administrative Agent under any of the Loan Documents allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under any of the Loan Documents.

10.11 Guaranty Matters. Notwithstanding any other term or condition of any of the Loan Documents (except as set forth with respect to clause (z) set forth below), the Lenders and Issuing Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any

Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.

10.12 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the U.S. PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10.13 Hedging Agreements. Each Lender shall endeavor to inform the Administrative Agent of Hedging Obligations incurred by any Loan Party in favor of such Lender or such Lender’s Affiliate, provided that the failure of a Lender to so inform the Administrative Agent shall not adversely affect the rights of such Lender hereunder, under any other Loan Document, under any Hedge Agreement or otherwise.

11. MISCELLANEOUS

11.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Company, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1 Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2 Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3 Release of Guarantor. Except for sales of assets permitted by Section 8.2.5 [Acquisition, Mergers, Consolidations, Sales], release any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4 Miscellaneous. Amend the definition of “Required Lenders”, Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all

Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent or the Issuing Lender may be made without the written consent of such Administrative Agent or Issuing Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Company shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.12.2 [Replacement of Lenders].

11.2 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3 Expenses; Indemnity; Damage Waiver.

11.3.1 Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any outside counsel for the Administrative Agent, any Lender or the Issuing Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

11.3.2 Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), , incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing

Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Company under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3 Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Company] to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, any Swing Loan Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, such Swing Loan Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender or Swing Loan Lender solely in its capacity as such, only the Lenders having a Revolving Credit Commitment shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or such Swing Loan Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) such Issuing Lender or any such Swing Loan Lender in connection with such capacity.

11.3.4 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by the Company] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5 Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.3.6 Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

11.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5 Notices; Effectiveness; Electronic Communication.

11.5.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2 Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

11.5.3 Change of Address, Etc. Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.5.4 Platform.

(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lenders and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company or the other Loan Parties, any Lender, any Issuing Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

11.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Company contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8 Successors and Assigns.

11.8.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(a) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (i)(b) of this Section 11.8.2 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(b) in any case not described in clause (i)(a) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000 of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(b) of this Section 11.8.2 and except for the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender) and:

(a) the consent of the Company (which consent shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(b) the consent of each Issuing Lender and the Swing Loan Lender (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, the Swing Loan Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.7 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3 Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is in such Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4 Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the Lenders, and the Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for its reimbursement and indemnity obligations to the Administrative Agent hereunder (including under Section 11.3.3 [Reimbursement by Lenders] including with respect to any payments or participations made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Guarantor]). The Company agrees that each Participant shall be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.8 [Increased Costs], 5.10 [Indemnity], and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 [Mitigation Obligations; Replacement of Lenders] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Section 5.8 [Increased Costs] or Section 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 5.12 [Mitigation Obligations; Replacement of Lenders] with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any

Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5 Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9 Confidentiality.

11.9.1 General. Each of the Administrative Agent, the Lenders and the Issuing Lenders agree to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder; (vii) on a confidential basis to (A) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein; (viii) with the consent of the Company or (ix) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2 Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such

Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.10 Counterparts; Integration; Effectiveness.

11.10.1 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in electronic (i.e., “.pdf” or “.tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

11.10.2 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Pennsylvania Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.11.1 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”), or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP; and, to the extent not inconsistent with the foregoing, each Letter of Credit shall be subject to the Laws of the Commonwealth of Pennsylvania or the Laws of such other state as may be required by the applicable Issuing Bank, in each case without regard to its conflict of laws principles.

11.11.2 SUBMISSION TO JURISDICTION. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA SITTING IN ALLEGHENY COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN

RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3 WAIVER OF VENUE. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.11.4 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.12 U.S. PATRIOT Act Notice. Each Lender that is subject to the U.S. PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the U.S. PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the U.S. PATRIOT Act.

11.13 No Fiduciary Duty. The Company and the other Loan Parties acknowledge and agree that the Administrative Agent, each Lender and each of their Affiliates (collectively, solely for purposes of this Section 11.13, the “Lender Parties”), may have economic interests that conflict with those of the Company or any of its stockholders or Affiliates. The Company agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and the Company or any of its stockholders or Affiliates, on the other. The Company acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Company and other Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of the Company or any of its stockholders or Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise the Company or any of its stockholders or Affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in the Loan Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of the Company or any of its Affiliates, or any of their respective management, stockholders or creditors, or of any other Person. Each of the Company and each other Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any other Loan Party, in connection with such transactions or the process leading thereto. The terms of this Section 11.13 are supplemental to, and not in derogation of, the provisions of Section 10.

11.14 No Novation. THIS AGREEMENT REPLACES THE EXISTING CREDIT AGREEMENT. THIS AGREEMENT IS NOT INTENDED TO CONSTITUTE, AND DOES NOT CONSTITUTE, A NOVATION OR SATISFACTION OF THE OBLIGATIONS REPRESENTED BY THE EXISTING CREDIT AGREEMENT.

[Signature Pages to Refinancing Credit Agreement Follow]

[Signature Page to Refinancing Credit Agreement]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

COMPANY

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:	/s/ Alvaro Garcia-Tunon	(SEAL)
Name:	Alvaro Garcia-Tunon
Title:	Chief Financial Officer

GUARANTORS

MOTIVEPOWER, INC.; RAILROAD FRICTION PRODUCTS CORPORATION; RICON CORP.; SCHAEFER EQUIPMENT, INC.; WABTEC DISTRIBUTION COMPANY; WABTEC INVESTMENTS LIMITED, LLC; YOUNG TOUCHSTONE COMPANY; STANDARD CAR TRUCK COMPANY; DUROX COMPANY; G&B SPECIALTIES, INC.; GBI USA HOLDINGS, INC.; SCT TECHNOLOGY, LLC; SANCAST, INC.; STANDARD CAR TRUCK - ASIA, INC.; WABTEC FINANCE, LLC; XORAIL, LLC; XORAIL, INC.; BARBER TIAN RUI RAILWAY SUPPLY, LLC; WABTEC INTERNATIONAL, INC.

By:	/s/ Keith P. Hildum	(SEAL)
Name:	Keith P. Hildum
Title:	Treasurer of each Guarantor listed above

RFPC HOLDING CORP.; WABTEC HOLDING CORP.

By:	/s/ Alvaro Garcia-Tunon	(SEAL)
Name:	Alvaro Garcia-Tunon
Title:	President of each Guarantor listed above

[Signature Page to Refinancing Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Tracy J. DeCock

Name:	Tracy J. DeCock

Title:	Senior Vice President

[Signature Page to Refinancing Credit Agreement]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Deborah R. Winkler

Name:	Deborah R. Winkler

Title:	Vice President

[Signature Page to Refinancing Credit Agreement]

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Philip R. Medsger

Name:	Philip R. Medsger

Title:	Senior Vice President

[Signature Page to Refinancing Credit Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Christian Barrow

Name:	Christian Barrow

Title:	Senior Vice President

[Signature Page to Refinancing Credit Agreement]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Robert M. Searson

Name:	Robert M. Searson

Title:	Senior Vice President

[Signature Page to Refinancing Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ George Stoecklein

Name:	George Stoecklein

Title:	Vice President

[Signature Page to Refinancing Credit Agreement]

THE BANK OF NOVA SCOTIA

By:	/s/ Paula J. Czach

Name:	Paula J. Czach

Title:	Managing Director

[Signature Page to Refinancing Credit Agreement]

FIRST COMMONWEALTH BANK

By:	/s/ Brian Sohocki

Name:	Brian Sohocki

Title:	Vice President

[Signature Page to Refinancing Credit Agreement]

TD BANK N.A.

By:	/s/ Mark Hogan

Name:	Mark Hogan

Title:	Senior Vice President

[Signature Page to Refinancing Credit Agreement]

THE HUNTINGTON NATIONAL BANK

By:	/s/ John Elsea

Name:	John Elsea

Title:	Vice President – Large Corporate Banking

[Signature Page to Refinancing Credit Agreement]

THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Roy D. Hasbrook

Name:	Roy D. Hasbrook

Title:	Managing Director

[Signature Page to Refinancing Credit Agreement]

FIFTH THIRD BANK

By:	/s/ Malcolm J. Ferguson

Name:	Malcolm J. Ferguson

Title:	Vice President

[Signature Page to Refinancing Credit Agreement]

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Frank V. Lago

Name:	Frank V. Lago

Title:	Administrative Vice President

[Signature Page to Refinancing Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ James Travagline

Name:	James Travagline

Title:	Director

[Signature Page to Refinancing Credit Agreement]

HSBC BANK USA, N.A.

By:	/s/ Christopher S. Helmeci

Name:	Christopher S. Helmeci

Title:	Sr. Relationship Manager

SCHEDULE 1.1(A)

PRICING GRID—

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	Leverage Ratio	Commitment Fee	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit LIBOR Rate Spread

I	Less than 0.50 to 1.00	0.20%	0.75%	0.00%	0.75%

II	Greater than or equal to 0.50 to 1.00 but less than 1.00 to 1.00	0.20%	1.00%	0.00%	1.00%

III	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	0.25%	1.25%	0.25%	1.25%

IV	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.30%	1.50%	0.50%	1.50%

V	Greater than or equal to 2.00 to 1.00	0.30%	1.75%	0.75%	1.75%

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall set on the Closing Date to the fees and spreads associated with “Level III” pricing and shall remain at such level until the delivery of the Compliance Certificate for the Fiscal Quarter ending December 31, 2011.

(b) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each Fiscal Quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of the Company]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3 [Certificate of the Company], then the rates in “Level V” shall apply as of the first Business Day after the date on which such

SCHEDULE 1.1(A) - 1

Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Company shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.8 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default]. The Company’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(A) - 2

SCHEDULE 1.1(B)

LENDERS AND PRO RATA SHARES

AND

ANNEX A - LENDERS AND PRO RATA SHARES AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender		Revolving Commitment Amount	Pro Rata Share

Name:
PNC Bank, National Association One PNC Plaza 249 Fifth Avenue, 2nd Floor Pittsburgh, PA 15222-2707 Attn: Tracy DeCock, Vice President		$75,000,000	12.500000000%
Telephone: Telecopy:	(412) 762-9999 (412) 762-4718
Email: tracy.decock@pnc.com

Name:
JPMorgan Chase Bank, N.A. 270 Park Avenue, 43rd Floor New York, NY 10172 Attn: Deborah R. Winkler, Vice President		$60,000,000	10.000000000%
Telephone: Telecopy:	(212) 622-3285 (646) 534-3081
Email: deborah.r.winkler@jpmorgan.com

Name:
Citizens Bank of Pennsylvania c/o RBS Citizens, N.A. 525 William Penn Place Pittsburgh, PA 15219 Attn: Philip Medsger, Senior Vice President		$55,000,000	9.166666667%
Telephone: Telecopy:	(412) 867-2384 (412) 552-6307
Email: philip.r.medsger@rbscitizens.com

Lender		Revolving Commitment Amount	Pro Rata Share

Name:
Bank of America, N.A. 1600 JFK Blvd, Suite 1100 Philadelphia, PA 19103 Attn: Christian D. Barrow, CPO		$50,000,000	8.333333333%
Telephone: Telecopy:	(267) 675-0109 (212) 548-8911
E-mail: christian.d.barrow@baml.com

Name:
Branch Banking and Trust Company 200 West Second Street, 16th Floor Winston-Salem, NC 27101 Attn: Robert Searson, Senior Vice President		$50,000,000	8.333333333%
Telephone: Telecopy:	(336) 733-2771 (336) 733-2740
Email: RSearson@bbandt.com

Name:
The Bank of Tokyo-Mitsubishi UFJ, Ltd. 1251 Avenue of the Americas New York, NY 10020-1104 Attn: George Stoecklein, Vice President		$50,000,000	8.333333333%
Telephone: Telecopy:	(212) 782-5572 (212) 782-6440
Email: gstoecklein@us.mufg.jp

Name:
The Bank of Nova Scotia c/o Scotia Capital Diversified Central - 63rd Floor 40 King Street West Toronto, ON M5H 1H1, Canada Attn: Shirish Patel		$45,000,000	7.500000000%
Telephone:	(312) 375-9316
Email: shirish_patel@scotiacapital.com

Lender		Revolving Commitment Amount	Pro Rata Share

Name:
First Commonwealth Bank 437 Grant Street, Suite 1600 Pittsburgh, PA 15219 Attn: Brian J. Sohocki, Vice President		$40,000,000	6.666666667%
Telephone: Telecopy:	(412) 690-2205 (412) 690-2206
Email: BSohocki@fcbanking.com

Name:
TD Bank, N.A. 2005 Market Street, 2nd Floor Philadelphia, PA 19103 Attn: Mark Hogan, Executive Director		$35,000,000	5.833333333%
Telephone: Telecopy:	(215) 282-2796 (215) 282-2476
Email: mark.hogan@td.com

Name:
The Huntington National Bank 41 South High Street Columbus, OH 43215 Attn: Chad Lowe, Vice President		$25,000,000	4.166666667%
Telephone: Telecopy:	(614) 480-5810 (877) 274-8593
Email: chad.lowe@huntington.com

Name:
The PrivateBank and Trust Company 1100 Superior Avenue, Suite 1325 Cleveland, OH 44114 Attn: Roy D. Hasbrook, Managing Director Telephone: (216) 456-2980 Telecopy: (216) 394-0225 Email: rhasbrook@theprivatebank.com		$25,000,000	4.166666667%

Lender		Revolving Commitment Amount	Pro Rata Share

Name:
Fifth Third Bank 707 Grant Street, 21st Floor Pittsburgh, PA 15219 Attn: Paul Dawley, Assistant Vice President		$25,000,000	4.166666667%
Telephone: Telecopy:	(412) 291-5453 (412) 291-5477
Email: paul.dawley@53.com

Name:
Manufacturers and Traders Trust Company 25 S. Charles Street Baltimore, MD 21201 Attn: Paul Rishar, Assistant Vice President Telephone: (410) 244-4461 Telecopy: (410) 244-4239 Email: prishar@mtb.com		$25,000,000	4.166666667%

Name:
Wells Fargo Bank, National Association 1 South Broad Street, 8th Floor Philadelphia, PA 19107 Attn: Laura Rowley		$20,000,000	3.333333333%
Telephone: Telecopy:	(267) 321-6712 (267) 321-6700
Email: Laura.Rowley@wellsfargo.com

Name:
HSBC Bank USA, N.A. 1105 Washington Road Pittsburgh, PA 15228 Attn: Christopher S. Helmeci, Sr. Global RM		$20,000,000	3.333333333%
Telephone: Telecopy:	(412) 320-0072 (212) 642-1888
Email: Christopher.S.Helmeci@us.hsbc.com

Total		$600,000,000	100.000000000%

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Agent, Company, and Guarantors:

ADMINISTRATIVE AGENT:

Name: PNC Bank, National Association
Address:
PNC Bank, National Association
One PNC Plaza, 2nd Floor 249 Fifth Avenue Pittsburgh, PA 15222-2707
Attn: Tracy DeCock Senior Vice President
Telephone:	(412) 762-9999
Telecopy:	(412) 762-4718
Email: tracy.decock@pnc.com

With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I Address: 500 First Avenue Pittsburgh, PA 15219
Attention:	Trina Barkley, Agency Services
Telephone:	(412) 768-0423
Telecopy:	(412) 705-2006

BORROWER:

Name: WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
Address: 1001 Air Brake Avenue
Wilmerding, PA 15148
Attention: Alvaro Garcia-Tunon
Chief Financial Officer
Telephone:	(412) 825-1317
Telecopy:	(412) 825-1883
Email: agarcia-tunon@wabtec.com

GUARANTORS:

Address: c/o Westinghouse Air Brake Technologies Corporation
1001 Air Brake Avenue
Wilmerding, PA 15148
Attention: Alvaro Garcia-Tunon
Chief Financial Officer
Telephone:	(412) 825-1317
Telecopy:	(412) 825-1883
Email: agarcia-tunon@wabtec.com

SCHEDULE 6.1.6

LITIGATION AND CONTINGENT LIABILITIES

1. Claims have been filed against the Company and certain of its affiliates in various jurisdictions across the United States by persons alleging bodily injury as a result of exposure to asbestos-containing products.

2. The Company and wholly owned subsidiary, Standard Car Truck Company, are defending a patent infringement lawsuit brought by Amsted Industries Incorporated in the U.S. District Court for the Southern District of Illinois.

SCHEDULE 6.1.8

SUBSIDIARIES

Entity Name	Jurisdiction of Organization/Formation	Entity Type	Location of Chief Executive Office	Capital Securities

Westinghouse Air Brake Technologies Corporation	Delaware	Corporation	1001 Air Brake Avenue Wilmerding, PA 15148	N/A

MotivePower, Inc.	Delaware	Corporation	4600 Apple Street Boise, ID 83716	100% owned by Wabtec Holding Corp.

RFPC Holding Corp.	Delaware	Corporation	1001 Air Brake Avenue Wilmerding, PA 15148	100% owned by Westinghouse Air Brake Technologies Corporation

Railroad Friction Products Corporation	Delaware	Corporation	13601 Airport Road Maxton, NC 28364	100% owned by RFPC Holding Corp.

Ricon Corp.	California	Corporation	7900 Nelson Rd. Panorama City, CA 91402	100% owned by Ricon Acquisition Corp.

Schaefer Equipment, Inc.	Ohio	Corporation	1590 Phoenix Road, NE Warren, OH 44483	100% owned by Wabtec Holding Corp.

Wabtec Distribution Company	Delaware	Corporation	1001 Air Brake Avenue Wilmerding, PA 15148	100% owned by Wabtec Holding Corp.

Wabtec Holding Corp.	Delaware	Corporation	1001 Air Brake Avenue Wilmerding, PA 15148	100% owned by Westinghouse Air Brake Technologies Corporation

Entity Name	Jurisdiction of Organization/Formation	Entity Type	Location of Chief Executive Office	Capital Securities

Wabtec International, Inc.	Delaware	Corporation	1001 Air Brake Avenue Wilmerding, PA 15148	100% owned by Wabtec Holding Corp.

Wabtec Investments Limited, LLC	Delaware	Limited Liability Company	1001 Air Brake Avenue Wilmerding, PA 15148	100% owned by Wabtec Canada, Inc.

Young Touchstone Company	Wisconsin	Corporation	200 Smith Lane Jackson, TN 38301	100% owned by Wabtec Holding Corp.

Standard Car Truck Company	Delaware	Corporation	865 Busse Highway Park Ridge, IL 60068	100% owned by Westinghouse Air Brake Technologies Corporation

Durox Company	Ohio	Corporation	12312 Alameda Drive Strongsville, OH 44149	100% owned by RFPC Holding Corp.

G&B Specialties, Inc.	Pennsylvania	Corporation	535 West 3rd Street Berwick, PA 18603	100% owned by GBI USA Holdings, Inc.

GBI USA Holdings, Inc.	Nevada	Corporation	1001 Air Brake Avenue Wilmerding, PA 15148	100% owned by Wabtec Holding Corp.

SCT Technology, LLC	Delaware	Limited Liability Company	865 Busse Highway Park Ridge, IL 60068	80% owned by Standard Car Truck Company; Other owners are individuals owning a total of 20%

SanCasT, Inc.	Delaware	Corporation	535 Clow Lane Coshocton, OH 43812	100% owned by Standard Car Truck Company

Standard Car Truck – Asia, Inc.	Delaware	Corporation	865 Busse Highway Park Ridge, IL 60068	100% owned by Standard Car Truck Company

Entity Name	Jurisdiction of Organization/Formation	Entity Type	Location of Chief Executive Office	Capital Securities

Wabtec Finance LLC	Delaware	Limited Liability Company	1001 Air Brake Avenue Wilmerding, PA 15148	100% owned by Wabtec Coöperatief UA (Netherlands)

Xorail, LLC	Delaware	Limited Liability Company	1001 Air Brake Avenue Wilmerding, PA 15148	100% owned by Wabtec Holding Corp.

Xorail, Inc.	Florida	Corporation	5011 Gate Parkway Bldg. 100, Suite 400 Jacksonville, FL 32256	100% owned by Xorail, L.L.C.

Barber Tian Rui Railway Supply, LLC	Delaware	Limited Liability Company	865 Busse Highway Park Ridge, IL 60068 (Cook County)	50% owned by Standard Car Truck Company; 50% owned by Tian Rui Group Foundry Company, LTD

SCHEDULE 6.1.15

REAL PROPERTY

Location	Primary Use	Segment	Own/Lease	Approximate Square Feet
Domestic
Wilmerding, PA	Manufacturing/Service	Freight	Own	365,000	(1)
Lexington, TN	Manufacturing	Freight	Own	170,000
Jackson, TN	Manufacturing	Freight	Own	150,000
Chicago, IL	Manufacturing/Services	Freight	Own	123,140
Warren, OH	Manufacturing	Freight	Own	102,650
Greensburg, PA	Manufacturing	Freight	Own	97,800
Coshocton, OH	Manufacturing/Warehouse/Office	Freight	Own	83,000
Germantown, MD	Manufacturing	Freight	Own	80,000
Salem, OH	Manufacturing	Freight	Own	20,000
Chillicothe, OH	Idle	Freight	Lease	104,000
Kansas City, MO	Service Center	Freight	Lease	95,900
Pittsburgh, PA	Manufacturing/Office	Freight	Lease	90,000
Bensenville, IL	Manufacturing/Office	Freight	Lease	58,000
Chesapeake, VA	Manufacturing/Office	Freight	Lease	24,630
Twinsburg, OH	Manufacturing/Office	Freight	Lease	1,700
Strongsville, OH	Manufacturing/Warehouse/Office	Freight	Lease	80,000
Strongsville, OH	Manufacturing/Warehouse	Freight	Lease	27,000
Columbia, SC	Service Center	Freight	Lease	40,250
Cedar Rapids, IA	Office	Freight	Lease	37,000
St. Joseph, MI	Idle	Freight	Lease	33,625
Carson City, NV	Service Center	Freight	Lease	22,000
Montgomery, IL	Idle	Freight	Lease	20,000
Park Ridge, IL	Office	Freight	Lease	15,150
Jackson, TN	Warehouse	Freight	Lease	6,000
Oak Creek, WI	Engineering/Admin	Freight	Lease	5,000
Azle, TX	Office	Freight	Lease	1,400
Berwick, PA	Manufacturing/Warehouse	Freight	Own	145,000
Berwick, PA	Office	Freight	Own	5,000
Glen Mills, PA	Office	Freight	Lease	300
Englewood, CO	Office	Freight	Lease	5,676
Walnut Creek, CA	Warehouse	Freight	Lease	1,821
Woodbury, MN	Office	Freight	Lease	3,654
Merriam, KS	Office	Freight	Lease	2,874
Wayne, PA	Office	Freight	Lease	3,641
Jacksonville, FL	Warehouse/Lab/Office	Freight	Lease	50,000
Granbury, TX	Office	Freight	Lease	1,800
Claremont, CA	Office	Freight	Lease	3,982
Jacksonville	Office	Freight	Lease	43,008
Omaha, NE	Office	Freight	Lease	7,048
Maxtor, NC	Manufacturing	Freight /Transit	Own	105,000
Willits, CA	Manufacturing	Freight /Transit	Own	70,000
Boise, ID	Manufacturing	Freight /Transit	Own	326,000
Boise, ID	Warehouse/Office	Freight /Transit	Lease	22,826
Boise, ID	Warehouse	Freight /Transit	Lease	7,268
Panorama City, CA	Manufacturing	Transit	Lease	200,000
Spartanburg, SC	Manufacturing/Service	Transit	Lease	183,600
Buffalo Grove, IL	Manufacturing	Transit	Lease	115,570
Plattsburgh, NY	Manufacturing	Transit	Lease	64,000
Green, SC	Warehouse	Transit	Lease	17,000

Location	Primary Use	Segment	Own/Lease	Approximate Square Feet
Green, SC	Warehouse	Transit	Lease	6,000
Hiram, GA	Warehouse	Transit	Lease	400
Elmsford, NY	Service Center	Transit	Lease	28,000
Elkhart, IN	Warehouse	Transit	Lease	8,000
New Castle, DE	Office	Transit	Lease	400
Mountain Top, PA	Vacant land, available for purchase		Owner	N/A
San Pablo, CA	Office	Transit	Lease	550

International
London (Ontario), Canada	Manufacturing/Warehousing/Office	Freight	Lease	19,070
Stoney Creek (Ontario), Canada	Manufacturing/Service	Freight	Lease	47,940
Wallaceburg (Ontario), Canada	Manufacturing	Freight	Lease	126,000
Wallaceburg (Ontario), Canada	Warehouse	Freight	Lease	10,000
San Luis Potosi, Mexico	Manufacturing/Service	Freight	Own	73,100
Skopje, Macedonia	Manufacturing/Office	Freight	Own	20,000
Kolkata, India	Manufacturing	Freight	Lease	36,965
Lachine (Quebec), Canada	Service Center	Freight	Lease	25,455
Rydalmere, Australia	Office	Freight	Lease	14,786
Calgary (Alberta), Canada	Service Center	Freight	Lease	984
Istanbul, Turkey	Office		Lease	753
Shenyang City, Liaoning Province, China	Manufacturing	Freight	Lease	290,550
Beijing, China	Manufacturing	Freight	Lease	75,347
Hubei Province, China	Manufacturing		Own	59,147
Hubei Province, China	Office		Lease	969
Beijing, China	Office	Freight	Lease	3,552
Kuala Lumpur, Malaysia	Office	Freight	Lease	2,655
Karlov, Kutna Hora	Warehouse	Freight	Lease	532
Kilkcaldy, Fife, UK	Office	Freight	Lease	200
Bangalore, India	Office	Freight	Lease	10,500
London, Ontario, Canada	Manufacturing	Freight	Lease	103,540
Nepean, Ontario	Office	Freight	Lease	120
Kilmarnock, Scotland	Manufacturing	Freight	Own	107,639
Loughborough, England	Manufacturing	Freight	Lease	235,274
Doncaster, UK	Manufacturing/Service	Freight /Transit	Own	330,000
Wetherill Park, Australia	Manufacturing	Freight /Transit	Lease	70,600
Kempton Park, South Africa	Manufacturing	Freight /Transit	Lease	156,072
Hangzhou City, Zhejiang Province, China	Manufacturing	Transit	Lease	31,032
Avellino, Italy	Manufacturing/Office	Transit	Own	132,495
St. Laurent (Quebec), Canada	Manufacturing	Transit	Own	106,000
Recklinghausen, Germany	Manufacturing	Transit	Own	86,390
Camisano, Italy	Manufacturing/Office	Transit	Lease	136,465
Sassuolo, Italy	Manufacturing	Transit	Lease	30,000
Milan, Italy	Office	Transit	Lease	1,000
Droylsden, UK	Manufacturing/Office	Transit	Lease	22,500
Aachen, Germany	Office	Transit	Lease	1,615
Vierzon, France	Office	Transit	Lease	1,076
Derby, UK	Office	Transit	Lease	850
Poznan, Poland	Office	Transit	Lease	270
Barcelona, Spain	Office	Transit	Lease	110
Belo Horizonte, Brazil	Manufacturing/Service	Transit	Lease	33,992
Munich, Germany	Office	Transit	Lease	1,135

(1)	Approximately 250,000 square feet are currently used in connection with the Company’s corporate and manufacturing operations. The remainder is leased to third parties

SCHEDULE 6.1.19

LABOR MATTERS

1.	Cardinal Pumps & Exchangers division of Young Touchstone Company and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, Local 3372-2. Salem, Ohio

Dated May 19, 2011 through May 19, 2014

2.	Barber Spring Ohio division of Standard Car Truck Company and United Steelworkers Local 7993.02. Chillicothe, Ohio

Dated December 12, 2007 through June, 2012

3.	Triangle Engineered Products division of Westinghouse Air Brake Technologies Corporation and Automobile Mechanics Union Local 701, International Association of Machinists & Aerospace Workers, AFL-CIO. Bensenville, IL

Dated December 12, 2008 through December 11, 2011 (currently being renegotiated)

4.	Westinghouse Air Brake Technologies Corporation and United Electrical, Radio and Machine Workers of America Local 610. Wilmerding and Greensburg, PA

Dated May 1, 2009 through May, 2013 (Hourly Workers)

5.	Westinghouse Air Brake Technologies Corporation and United Electrical, Radio and Machine Workers of America Local 610. Wilmerding and Greensburg, PA

Dated May 1, 2009 through May, 2013 (Salaried Workers)

6.	MotivePower, Inc. agreement with International Union of Operating Engineers Local 370. Boise, Idaho

Dated July 1, 2009 through June 30, 2012

7.	Barber Spring - Pa division of Standard Car Truck Company and United Steel Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, Local 14034

Dated April 1, 2008 through March 31, 2012

SCHEDULE 8.2.1

PERMITTED INDEBTEDNESS

None.

SCHEDULE 8.2.11

PERMITTED INVESTMENTS

None.

EXHIBIT 1.1(A)

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the ASSIGNOR IDENTIFIED IN ITEM 1 BELOW (the “Assignor”) and the ASSIGNEE IDENTIFIED IN ITEM 2 BELOW (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, modified or supplemented, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below: (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any Letters of Credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
[and is an Affiliate of [identify Lender]]

3. Company:	WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, as the borrower

4. Administrative Agent:	PNC BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent under the Refinancing Credit Agreement

5. Credit Agreement:	The $600,000,000 Revolving Credit Facility Refinancing Credit Agreement dated as of November 7, 2011 among the Company, the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent.

6. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment / Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment / Loans[1]		CUSIP Number
Revolving Credit Commitment	$	$		%

7.	[Trade Date: ][2]

Effective Date:                          , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]3

[SIGNATURE PAGES FOLLOW]

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[2]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[3]	Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment and Assumption.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:

Title:

Accepted:

PNC BANK, NATIONAL ASSOCIATION, a national banking association, as the Administrative Agent

By:

Name:

Title:

Consented to:

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:

Name:

Title:

ANNEX 1

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

$600,000,000 REVOLVING CREDIT FACILITY

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3 [Reporting Requirements] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if the Assignee is not incorporated or organized under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and

Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

EXHIBIT 1.1(G)(1)

GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT (the “Guarantor Joinder and Assumption Agreement”) is made as of                     , 20     by                                          , a                                          [limited liability company / corporation] (the “New Guarantor”).

Background

Reference is made to (i) the Refinancing Credit Agreement by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, as the borrower (the “Company”), each of the Guarantors now or hereafter party thereto (the “Guarantors” and together with the Company, the “Loan Parties”), the Lenders now or hereafter party thereto (the “Lenders”) and PNC Bank, National Association, a national banking association, in its capacity as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”), dated as of November 7, 2011 (as the same may be amended, restated, supplemented or modified from time to time, collectively, the “Credit Agreement”), (ii) the Guaranty and Suretyship Agreement, dated as of November 7, 2011 (as the same may be amended, restated, supplemented or modified from time to time, the “Guaranty”), of the Guarantors in favor of the Administrative Agent, administrative agent for the Lenders, (iii) the Intercompany Subordination Agreement, dated as of November 7, 2011 (as the same may be amended, restated, supplemented or modified from time to time, the “Intercompany Subordination Agreement”), among the Loan Parties, and (vi) the other Loan Documents referred to in the Credit Agreement (as the same may be amended, restated, supplemented or modified from time to time, the “Loan Documents”).

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein and the rules of construction set forth in Section 1.2 of the Credit Agreement shall apply to this Guarantor Joinder and Assumption Agreement.

The New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by the New Guarantor as a result of being or becoming affiliated with the Company and the Guarantors, the New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the obligations of, a “Loan Party” and a “Guarantor”, jointly and severally under the Credit Agreement, a “Guarantor”, jointly and severally with the existing Guarantors under the Guaranty, a “Company” (as defined therein) jointly and severally under the Intercompany Subordination Agreement and a Loan Party or Guarantor, as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and, as such, the New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the Payment in Full of the Loans and the Obligations and the performance of all other obligations of the Loan Parties under the Loan Documents, the New Guarantor shall perform, comply with, and be subject to and bound by each of the applicable terms and provisions of the Credit Agreement, Guaranty, Intercompany Subordination Agreement and each of the other Loan Documents in its capacity as a Loan Party jointly and severally with the existing parties thereto. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that: (i) each of the representations and warranties set forth in Section 6 of the Credit Agreement applicable to a Loan Party is true and correct as to the New Guarantor on and as of the date hereof and (ii) the New Guarantor has heretofore received a true and correct copy of the Credit Agreement, Guaranty, Intercompany Subordination Agreement and each of the other Loan

Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

The New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement, Guaranty, Intercompany Subordination Agreement and each of the other Loan Documents given by the Guarantors to the Administrative Agent and any of the Lenders.

In furtherance of the foregoing, the New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement and the Credit Agreement.

The New Guarantor acknowledges and agrees that a telecopy or electronic transmission to the Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of the New Guarantor shall constitute effective and binding execution and delivery hereof by the New Guarantor.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO GUARANTOR JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written, with the intention that this Guarantor Joinder and Assumption Agreement constitute a sealed instrument.

[NEW GUARANTOR]

By:

Name:

Title:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:

Name:

Title:

EXHIBIT 1.1(G)(2)

CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP

This Continuing Agreement of Guaranty and Suretyship (this “Guaranty”), dated as of November     , 2011 is jointly and severally given by each of the undersigned and each of the other Persons which become Guarantors hereunder from time to time (each a “Guarantor” and collectively the “Guarantors”) in favor of PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”), in connection with that Refinancing Credit Agreement, dated as of November     , 2011, by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, as the borrower (the “Company”), the Administrative Agent, the Lenders now or hereafter party thereto (the “Lenders”) and the Guarantors (as amended, restated, modified, or supplemented from time to time hereafter, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement, and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Guaranty.

To induce the Administrative Agent and the Lenders to make loans and grant other financial accommodations to the Company under the Credit Agreement, each Guarantor jointly and severally agrees as follows:

1. Guarantied Obligations. Each Guarantor hereby jointly and severally unconditionally and irrevocably guaranties to the Administrative Agent and each Lender and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) of all Obligations, including, without limiting the generality of the foregoing, all obligations, liabilities, and indebtedness from time to time of the Company or any other Guarantor to the Administrative Agent or any of the Lenders or any Affiliate of any Lender under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all renewals, extensions, amendments, refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Company or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and Indebtedness arising from any extensions of credit under or in connection with any Loan Document from time to time, regardless of whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the “Guarantied Obligations” and each as a “Guarantied Obligation”). Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Administrative Agent or any of the Lenders (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Loan Documents, or any other Guarantied Obligations, to any other Person.

2. Guaranty. Each Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of the Administrative Agent and the Lenders or any one or more of them. All payments made hereunder shall be made by each Guarantor in immediately available funds in U.S. Dollars and shall be made without set-off, counterclaim, withholding, or other deduction of any nature.

3. Obligations Absolute. The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, or the Company or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each of the Guarantors agrees that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;

(b) Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of, the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or renewals, extensions, refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

(c) Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Company or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

(d) Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations. As used in this

2

Guaranty, “direct or indirect security” for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, forfeiture, restructuring or termination of, or other change in, the corporate structure or existence of, the Company or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Company or any other Person; or any action taken or election made by the Administrative Agent or the Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Company, or any other Person in connection with any such proceeding;

(f) Any defense, set-off, or counterclaim which may at any time be available to or be asserted by the Company or any other person with respect to any Loan Document or any of the Guarantied Obligations; or any discharge by operation of Law or release of the Company or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations; or

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations in full.

Each Guarantor acknowledges, consents, and agrees that new Guarantors may join in this Guaranty pursuant to Section 8.1.8 [Further Assurances; Joinder of Guarantors] of the Credit Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished.

4. Waivers, etc. Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof. Without limitation and to the fullest extent permitted by applicable Law, each Guarantor waives each of the following:

(a) All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following: any notice of any event or circumstance described in Section 3 hereof; any notice required by any Law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Company or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Company or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against the Company or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Company or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them, or any other Person; any requirement to

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exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;

(c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against the Company or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

(d) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

5. Reinstatement. This Guaranty is a continuing obligation of the Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon termination of all Commitments, the expiration of all Letters of Credit and indefeasible payment in full of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Lender or Administrative Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, the Company or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

6. Subrogation. Each Guarantor waives and agrees it will not exercise any rights against the Company or any other Guarantor arising in connection with, or any Collateral securing, the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full, and all Commitments have been terminated and all Letters of Credit have expired. If any amount shall be paid to any Guarantor by or on behalf of the Company or any other Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

7. No Stay. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Company or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

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8. Taxes. Each Guarantor covenants and agrees to comply with the provisions applicable to such Guarantor in Section 5.9 [Taxes], Section 8.1 [Affirmative Covenants] and Section 8.2 [Negative Covenants] of the Credit Agreement.

9. Notices. Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder and Assumption Agreement given under, the Credit Agreement and in the manner provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. The Administrative Agent and the Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Administrative Agent and the Lenders shall have no duty to verify the identity or authority of the Person giving such notice.

10. Counterparts; Telecopy Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Guarantor acknowledges and agrees that transmission by way of electronic communications (including by e-mail), as permitted in the Credit Agreement), or by telecopy transmission to Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor, but shall in any event be promptly followed by delivery of the original manually executed signature page (provided, however, that the failure to do so shall in no event adversely affect the rights of the Administrative Agent or any of the Lenders under this Guaranty whatsoever).

11. Set-off, Default Payments by the Company.

(a) In the event that at any time any obligation of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Administrative Agent and the Lenders, or any of them, shall have the right from time to time, without notice to any Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Lender or the Administrative Agent, or any subsidiary or affiliate of any Lender or Administrative Agent, to any Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Administrative Agent or any Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Administrative Agent or the Lenders, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to the Guarantor, whether such obligation to the Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Administrative Agent and the Lenders, or any of them, may deem such obligation to be then due and payable at the time of such set-off), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Administrative Agent or any of the Lenders. The rights of the Administrative Agent and the Lenders under this Section are in addition to such other rights and remedies (including, without limitation, other rights of set-off and banker’s lien) which the Administrative Agent and the Lenders, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of set-off or banker’s lien of the Administrative Agent and the Lenders, or any of them. Each of the Guarantors hereby agrees that, to the fullest extent permitted by Law, any affiliate or subsidiary of the Administrative Agent or any of the Lenders and any holder of a participation in any obligation of any Guarantor under this Guaranty, shall have the same rights of set-off as the Administrative Agent and the Lenders as provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor).

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(b) Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Guarantor by or for the account of the Company, such amount shall be held in trust for the benefit of each Lender and Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guarantied Obligations when due and payable.

12. Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreements or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

13. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent and the Lenders, or any of them, and their successors and permitted assigns; provided, however, that no Guarantor may assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. Without limitation of the foregoing, the Administrative Agent and the Lenders, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other person and such Guarantied Obligations (including any Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Administrative Agent and the Lenders in this Guaranty or otherwise.

14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Guaranty shall be governed by, construed, and enforced in accordance with, the internal Laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles

(b) Certain Waivers. Each Guarantor hereby irrevocably:

(i) Submits to the nonexclusive jurisdiction of the Courts of the Commonwealth of Pennsylvania sitting in Allegheny County and of the United States District Court for the Western District of Pennsylvania, and any Appellate Court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Pennsylvania state or federal court. Each Guarantor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Guarantor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent’s address, and each Guarantor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Guarantor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain

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Process Agent for the purposes set forth in this Section 14. The Process Agent is the Company, with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies;

(ii) Waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue; and

(iii) WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS GUARANTY, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

15. Severability; Modification to Conform to Law.

(a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(b) Notwithstanding any other provision of this Guaranty, in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of a Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by such Guarantor or the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.

(c) This Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor’s obligations hereunder as to each element of such assertion.

16. Additional Guarantors. At any time after the initial execution and delivery of this Guaranty to the Administrative Agent and the Lenders, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Administrative Agent and the Lenders a Guarantor Joinder pursuant to the Credit Agreement. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

17. Joint and Several Obligations. The obligations and additional liabilities of the Guarantors under this Guaranty are joint and several obligations of the Guarantors, and each Guarantor hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several. Each Guarantor

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acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Lenders to make the Loans, and that the Administrative Agent and the Lenders are relying on each specific waiver and all such waivers in entering into this Guaranty. The undertakings of each Guarantor hereunder secure the obligations of itself and the other Guarantors. The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Guarantor. Each of the Lenders and Administrative Agent hereby reserve all rights against each Guarantor.

18. Receipt of Credit Agreement, Other Loan Documents, Benefits.

(a) Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct. Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.

(b) Each Guarantor hereby acknowledges, represents, and warrants that it receives direct and indirect benefits by virtue of its affiliation with the Company and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.

19. Miscellaneous.

(a) Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Administrative Agent and the Lenders. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Administrative Agent or the Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Administrative Agent and the Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by Law, or otherwise.

(b) Telecommunications. Each Lender and Administrative Agent shall be entitled to rely on the authority of any individual making any telecopy, electronic or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.

(c) Expenses. Each Guarantor unconditionally agrees to pay all costs and expenses, including reasonable attorney’s fees incurred by the Administrative Agent or any of the Lenders in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify each Lender and Administrative Agent for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Lender or Administrative Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Lender or Administrative Agent:

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(i) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof;

(ii) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy, electronic, or telephonic transmission purporting to be by any Guarantor or the Company; and

(iii) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any Lender or Administrative Agent hereunder, and including those arising directly or indirectly from the violation or asserted violation by any Guarantor or the Company or Administrative Agent or any Lender of any Law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person.

(d) Prior Understandings. This Guaranty and the Credit Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.

(e) Survival. All representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Administrative Agent and the Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever.

[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE -TO CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP]

IN WITNESS WHEREOF, the undersigned parties intending to be legally bound, have executed this Continuing Agreement of Guaranty and Suretyship as of the date first above written with the intention that this Continuing Agreement of Guaranty and Suretyship shall constitute a sealed instrument.

RAILROAD FRICTION PRODUCTS CORPORATION; WABTEC HOLDING CORP.; RFPC HOLDING CORP.; MOTIVEPOWER, INC.; YOUNG TOUCHSTONE COMPANY; WABTEC DISTRIBUTION COMPANY; RICON CORP.; SCHAEFER EQUIPMENT, INC.; WABTEC INTERNATIONAL, INC.; WABTEC INVESTMENTS LIMITED, LLC; STANDARD CAR TRUCK COMPANY; DUROX COMPANY; G&B SPECIALTIES, INC.; SCT TECHNOLOGY, LLC; SANCAST, INC.; STANDARD CAR TRUCK - ASIA, INC.; WABTEC FINANCE, LLC; XORAIL, LLC; XORAIL, INC.; GBI USA HOLDINGS, INC.; BARBER TIAN RUI RAILWAY SUPPLY, LLC

By:	(SEAL)
Name:
Title:

Acknowledged and consented to:

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:	(SEAL)
Name:
Title:

EXHIBIT 1.1(I)

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT is dated as of November     , 2011 and is made by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Borrower”), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AND EACH OF THE OTHER PERSONS WHICH BECOME GUARANTORS HEREUNDER FROM TIME TO TIME (the Borrower and each Guarantor being individually referred to herein as a “Company” and collectively as the “Companies”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), for the Lenders (defined below).

WITNESSETH THAT:

WHEREAS, each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in that certain Refinancing Credit Agreement by and among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the “Lenders”), and the Administrative Agent, dated as of even date hereof (as it may be hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the Credit Agreement and the other Loan Documents referred to and defined in the Credit Agreement, the Lenders intend to make Loans to the Borrower; and

WHEREAS, the Companies have or, in the future, may have liabilities, obligations or indebtedness owed to each other (the liabilities, obligations and indebtedness of each of the Companies to any other Company, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof and all other obligations and other amounts payable by any Company to any other Company are hereinafter collectively referred to as the “Intercompany Indebtedness”); and

WHEREAS, the obligations of the Lenders to maintain the Commitments and make Loans to the Borrower from time to time are subject to the condition, among others, that the Companies subordinate the Intercompany Indebtedness to the Obligations of the Borrower or any other Company to the Administrative Agent or the Lenders pursuant to the Credit Agreement, the other Loan Documents or any Hedging Obligation (collectively, the “Senior Debt”) in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. Intercompany Indebtedness Subordinated to Senior Debt. The recitals set forth above are hereby incorporated by reference. All Intercompany Indebtedness shall be subordinate and subject in right of payment to the prior indefeasible payment in full of all Senior Debt pursuant to the provisions contained herein (subject to permitted payments of Intercompany Indebtedness as set forth in Section 6 hereof).

2. Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of assets of any Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any such Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any such Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any such Company (a Company distributing assets as set forth herein being referred to in such capacity as a “Distributing Company”), then and in any such event, the Administrative Agent shall be entitled to receive, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, indefeasible payment in full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Company is entitled to receive any payment on account of the principal of or interest on such Intercompany Indebtedness, and to that end, the Administrative Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Company in any such case, proceeding, dissolution, liquidation or other winding up event.

3. No Commencement of Any Proceeding. Each Company agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Lenders and the Administrative Agent in commencing, any proceeding referred to in clauses (a), (b) and (c) of Section 2 against any other Company that owes it any Intercompany Indebtedness.

4. Prior Payment of Senior Debt Upon Acceleration of Intercompany Indebtedness. If any portion of the Intercompany Indebtedness owed by any Company becomes or is declared due and payable before its stated maturity, then and in such event the Administrative Agent and the Lenders shall be entitled to receive indefeasible payment in full of all amounts due and to become due on or in respect of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Intercompany Indebtedness is entitled to receive any payment thereon.

5. No Payment When Senior Debt in Default. If any Event of Default shall have occurred and be continuing, or such an Event of Default or Potential Default would result from or exist after giving effect to a payment with respect to any portion of the Intercompany Indebtedness, unless the Required Lenders shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Company owing such Intercompany Indebtedness on account of principal or interest on any portion of the Intercompany Indebtedness.

6. Payment Permitted if No Default. Nothing contained in this Agreement shall prevent any of the Companies, at any time except during the pendency of any of the conditions described in Sections 2, 4 and 5, from making regularly scheduled payments of principal of or interest on any portion of the Intercompany Indebtedness, or the retention thereof by any of the Companies of any money deposited with them for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.

7. Receipt of Prohibited Payments. If, notwithstanding the foregoing provisions of Sections 2, 4, 5 and 6, a Company that is owed Intercompany Indebtedness by a Distributing Company shall have received any payment or distribution of assets from the Distributing Company of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, shall be segregated from other funds and property held by such Company, and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.

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8. Rights of Subrogation. Each Company agrees that no payment or distribution to the Administrative Agent or the Lenders pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt (other than continuing future indemnification obligations for which no claim has then been made) shall have been indefeasibly paid in full and the Commitments shall have terminated and the Letters of Credit have expired.

9. Agreement Solely to Define Relative Rights. The purpose of this Agreement is solely to define the relative rights of the Companies, on the one hand, and the Administrative Agent and the Lenders, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between any of the Companies and their creditors other than the Administrative Agent and the Lenders, the obligation of the Companies to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Companies and their creditors other than the Administrative Agent and the Lenders, nor shall anything herein prevent any of the Companies from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject to the rights, if any, under this Agreement of the Administrative Agent and the Lenders to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.

10. Instruments Evidencing Intercompany Indebtedness. Each Company shall cause each instrument which now or hereafter evidences all or a portion of the Intercompany Indebtedness to be conspicuously marked as follows:

“This instrument is subject to the terms of that certain Intercompany Subordination Agreement dated as of November     , 2011, in favor of PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent for the Lenders referred to therein, which Intercompany Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of the Intercompany Subordination Agreement.”

Each Company will further mark its internal records in such a manner as shall be effective to give proper notice to the effect of this Agreement.

11. No Implied Waivers of Subordination. No right of the Administrative Agent or any Lender to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act by the Administrative Agent or any Lender, or by any non-compliance by any Company with the terms, provisions and covenants of any agreement pursuant to which the Intercompany Indebtedness is created, regardless of any knowledge thereof with which the Administrative Agent or any Lender may have or be otherwise charged. Each Company by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Company shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or agree to compromise, the obligations of the other Companies with respect to their Intercompany Indebtedness, other than by means of payment of such Intercompany Indebtedness according to its terms, without the prior written consent of the Administrative Agent.

Without in any way limiting the generality of the foregoing paragraph, the Administrative Agent or any of the Lenders may, at any time and from time to time, without the consent of or notice to the Companies, without incurring responsibility to the Companies and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Companies to the

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Administrative Agent and the Lenders, do any one or more of the following in accordance with the terms of the Credit Agreement: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Companies and any other person.

12. Additional Subsidiaries. The Companies covenant and agree that they shall cause Subsidiaries created or acquired after the date of this Agreement, and any other Subsidiaries required to join this Agreement pursuant to Section 8.1.8 [Further Assurances; Joinder of Guarantors] of the Credit Agreement, to execute a Guarantor Joinder in substantially the form of Exhibit 1.1(G)(1) to the Credit Agreement, whereby such Subsidiary joins this Agreement and subordinates all Indebtedness owed to any such Subsidiary by any of the Companies or other Subsidiaries hereafter created or acquired to the Senior Debt.

13. Continuing Force and Effect. This Agreement shall continue in force for so long as any portion of the Senior Debt (other than continuing future indemnification obligations for which no claim has then been made) remains unpaid and any Commitments or Letters of Credit under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.

14. Modification, Amendments or Waivers. Any and all agreements amending or changing any provision of this Agreement or the rights of the Administrative Agent or the Lenders hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of the Companies hereunder, shall be made only by written agreement, waiver or consent signed by the Administrative Agent, acting on behalf of all the Lenders, with the written consent of the Required Lenders, any such agreement, waiver or consent made with such written consent being effective to bind all the Lenders.

15. Expenses. The Companies unconditionally and jointly and severally agree upon demand to pay to the Administrative Agent and the Lenders the amount of any and all out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (based on the actual time incurred at counsel’s customary hourly rate) for which reimbursement is customarily obtained, which the Administrative Agent or any of the Lenders may incur in connection with (a) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder, or (b) the failure by the Companies to perform or observe any of the provisions hereof.

16. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

17. Governing Law. This Agreement shall be a contract under the internal laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its principles of conflict of laws.

18. Successors and Assigns. This Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and the obligations of the Companies shall be binding upon their respective successors and permitted assigns, provided, that no company may assign or transfer its rights or obligations hereunder or any interest herein and any such purported

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assignment or transfer shall be null and void. The duties and obligations of the Companies may not be delegated or transferred by the Companies without the written consent of the Required Lenders and any such delegation or transfer without such consent shall be null and void. Except to the extent otherwise required by the context of this Agreement, the word “Lenders” when used herein shall include, without limitation, any holder of a Note or an assignment of rights therein originally issued to a Lender under the Credit Agreement, and each such holder of a Note or assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Lender under the Credit Agreement.

19. Joint and Several Obligations. Each of the obligations of each and every Company under this Agreement is joint and several. The Administrative Agent and the Lenders or any of them may, in their sole discretion, elect to enforce this Agreement against any Company without any duty or responsibility to pursue any other Company and such an election by the Administrative Agent and the Lenders or any of them shall not be a defense to any action the Administrative Agent and the Lenders or any of them may elect to take against any Company. Each of the Lenders and the Administrative Agent hereby reserve all right against each Company.

20. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Company acknowledges and agrees that a telecopy or electronic transmission to the Administrative Agent or any Lender of the signature page hereof purporting to be signed on behalf of such Company shall constitute effective and binding execution and delivery hereof by such Company.

21. Attorneys-in-Fact. Each of the Companies hereby authorizes and empowers the Administrative Agent, at its election and in the name of either itself, for the benefit of the Administrative Agent and the Lenders, as their respective interests may appear, or in the name of each such Company as is owed Intercompany Indebtedness, to execute and file proofs and documents and take any other action the Administrative Agent may deem advisable to completely protect the Administrative Agent’s and the Lenders’ interests in the Intercompany Indebtedness and their right of enforcement thereof, and to that end each of the Companies hereby irrevocably makes, constitutes and appoints the Administrative Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Company, and with full power for such Company, and in the name, place and stead of such Company for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable. Each Company hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Administrative Agent, its officers, employees or agents pursuant to the foregoing power of attorney.

22. Application of Payments. In the event any payments are received by the Administrative Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.

23. Remedies. In the event of a breach by any of the Companies in the performance of any of the terms of this Agreement, the Administrative Agent, on behalf of the Lenders, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Administrative Agent on behalf of the Lenders at law may not fully compensate the Administrative Agent on behalf of the Lenders for the damages they may suffer in the event of a breach hereof.

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24. Consent to Jurisdiction; Waiver of Jury Trial. Each Company hereby irrevocably submits to the nonexclusive jurisdiction of any Pennsylvania state or federal court sitting in Allegheny County, in any action or proceeding arising out of or relating to this Agreement, and each Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Pennsylvania state or federal court. Each Company hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Company hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Company in care of the Process Agent at the Process Agent’s address, and each Company hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Company further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 24. Process Agent is the Borrower, with an office on the date hereof as set forth in the Credit Agreement. Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies.

25. EXCEPT AS PROHIBITED BY LAW, EACH COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY A JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULLEST EXTENT PERMITTED BY LAW.

26. Notices. All notices, statements, requests and demands and other communications given to or made upon the Companies, the Administrative Agent or the Lenders in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

27. Rules of Construction. The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.

[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT]

WITNESS the due execution hereof as of the day and year first above written with the intent that it constitute a sealed instrument.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:

Name:

Title:

[SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, a national banking association, as the Administrative Agent

By:

Name:

Title:

EXHIBIT 1.1(N)(1)

[AMENDED AND RESTATED] REVOLVING CREDIT NOTE

$	Pittsburgh, Pennsylvania
November 7, 2011

FOR VALUE RECEIVED, the undersigned, WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (herein called the “Company”), hereby unconditionally promises to pay to the order of                                          (the “Lender”), the lesser of (i) the principal sum of                      Dollars and 00/100 (US$        ), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Company pursuant to Section 2.5.4 [Repayment of Revolving Credit Loans] of the Refinancing Credit Agreement, dated as of November 7, 2011, among the Company, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent, (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), together with all outstanding interest thereon on the Expiration Date.

The Company shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Company pursuant to, or as otherwise provided in, the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Revolving Credit Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Company shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

This Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Company waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note and the Credit Agreement.

This Revolving Credit Note shall bind the Company and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Company” and the “Lender” shall be deemed to apply to the Company and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Revolving Credit Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.

[THIS AMENDED AND RESTATED REVOLVING CREDIT NOTE REPLACES THAT CERTAIN REVOLVING CREDIT NOTE DATED AS OF NOVEMBER 4, 2008 (THE “EXISTING NOTE”). THIS REVOLVING CREDIT NOTE IS NOT INTENDED TO CONSTITUTE, AND DOES NOT CONSTITUTE, A NOVATION OR SATISFACTION OF THE OBLIGATIONS REPRESENTED BY THE EXISTING NOTE.]

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Revolving Credit Note.

[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE TO [AMENDED AND RESTATED] REVOLVING CREDIT NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Revolving Credit Note by its duly authorized officer with the intention that it constitute a sealed instrument.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:

Name:

Title:

EXHIBIT 1.1(N)(2)

AMENDED AND RESTATED SWING LOAN NOTE

$20,000,000.00	Pittsburgh, Pennsylvania
November , 2011

FOR VALUE RECEIVED, the undersigned, WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (herein called the “Company”), hereby unconditionally promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Lender”), the lesser of (a) the principal sum of Twenty Million Dollars (US$20,000,000.00), or (b) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Company pursuant to the Refinancing Credit Agreement, dated as of November     , 2011, among the Company, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and the Lender, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), payable with respect to each Swing Loan evidenced hereby on the earlier of (i) demand by the Lender or (ii) on the Expiration Date.

The Company shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding from the date hereof at the rate per annum and on the date(s) provided in the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Swing Loan Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Company shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Loan Note at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

This Swing Loan Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Company waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Swing Loan Note and the Credit Agreement.

The Company acknowledges and agrees that the Lender may at any time and in its sole discretion demand payment of all amounts outstanding under this Swing Loan Note without prior notice to the Company.

This Swing Loan Note shall bind the Company and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Company” and the “Lender” shall be deemed to apply to the Company and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Swing Loan Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.

THIS SWING LOAN NOTE REPLACES THAT CERTAIN SWING LINE NOTE DATED AS OF NOVEMBER 4, 2008 (THE “EXISTING NOTE”). THIS SWING LOAN NOTE IS NOT INTENDED TO CONSTITUTE, AND DOES NOT CONSTITUTE, A NOVATION OR SATISFACTION OF THE OBLIGATIONS REPRESENTED BY THE EXISTING NOTE.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Swing Loan Note.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO AMENDED AND RESTATED SWING LOAN NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Swing Loan Note by its duly authorized officers with the intention that it constitute a sealed instrument.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:

Name:

Title:

EXHIBIT 2.4.1

LOAN REQUEST

TO:

PNC Bank, National Association, as Administrative Agent

PNC Firstside Center - 4th Floor

500 First Avenue

Pittsburgh, Pennsylvania 15219

Telephone No.:  412-768-0423

Telecopier No.:  412-705-2006

Attention:          Trina Barkley

FROM:	WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”)

RE:	Refinancing Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as of November , 2011, by and among the Company, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, a national banking association, as the administrative agent for the Lenders (the “Administrative Agent”).

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.	Pursuant to Sections 2.4.1 and 4.1 of the Credit Agreement, the Company irrevocably requests [check one box under 1(a) below and fill in blank space next to the box as appropriate]:

1.(a)	☐	A new Revolving Credit Loan, OR

	☐	Renewal of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 , OR

	☐	Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 to a Revolving Credit Loan to which the LIBOR Rate Option applies, OR

	☐	Conversion of the Daily LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 to a Revolving Credit Loan to which the LIBOR Rate Option applies, OR

	☐	Conversion of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 to a Revolving Credit Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED REVOLVING CREDIT LOAN SHALL BEAR INTEREST:

[Check one box under 1(b) below and fill in blank spaces in line next to box]:

1.(b)	☐	Under the Base Rate Option. Such Revolving Credit Loan shall have a Borrowing Date of , 20 (which date shall be (i) the same Business Day as the Business Day of receipt by the Administrative Agent of the request with respect to a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) prior to the last day of the preceding Interest Period if a Revolving Credit Loan to which the LIBOR Rate Option applies is being converted to a Revolving Credit Loan to which the Base Rate Option applies; and this Loan Request must be received by Administrative Agent not later than 11:00 a.m. (Pittsburgh, Pennsylvania time) on any such Business Day which satisfies the preceding clauses (i) or (ii))

OR

	☐	Under the LIBOR Rate Option. Such Revolving Credit Loan shall have a Borrowing Date of , 20 (which date shall be any day which is at least three (3) Business Days later than the date of the request with respect to (i) a new Revolving Credit Loan to which the LIBOR Rate Option applies, (ii) renewing a Revolving Credit Loan to which the LIBOR Rate Option applies, or (iii) converting a Revolving Credit Loan to which the Base Rate Option applies to a Revolving Credit Loan to which the LIBOR Rate Option applies; and this Loan Request must be received by Administrative Agent not later than 11:00 a.m. (Pittsburgh, Pennsylvania time) on any such Business Day which satisfies the preceding clauses (i) through (iii))

2.	Such Revolving Credit Loan is in the principal amount of U.S. $ or the principal amount to be renewed or converted is U.S. $ [such amount shall be (i ) in integral multiples of $1,000,000 and not less than $2,500,000 for each Borrowing Tranche to which the LIBOR Rate Option applies and (ii) in integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche to which the Base Rate Option applies.]

3.	[Complete blank below if the Company is selecting the LIBOR Rate Option]: Such Revolving Credit Loan shall have an Interest Period of (choose one of the following: one or two weeks, one, two, three or six Months, or nine or twelve Months, as such periods may be available in the determination of the Administrative Agent) Months.

B.	On and as of the date hereof and the date of making, renewing or converting the above-requested Revolving Credit Loan (and after giving effect thereto): the representations and warranties contained in Section 6 of the Credit Agreement are true and correct on and as of such dates with the same effect as though such representations and warranties had been made on and as of such dates (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing or exists; and the making of such Revolving Credit Loan does not contravene any Law applicable to any Loan Party or any Subsidiary of any Loan Party, or any Lender.

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C.	The undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

1	Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $ .

2	Funds to be wired per the following wire instructions:

U.S. $ Amount of Wire Transfer

Bank Name:

ABA:

Account Number:

Account Name:

Reference:

3	Funds to be wired per the attached Funds Flow (multiple wire transfers).

[SIGNATURE PAGE FOLLOWS]

3

[SIGNATURE PAGE TO LOAN REQUEST]

The undersigned certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on                     , 20    .

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:

Name:

Title:

EXHIBIT 2.4.2

SWING LOAN REQUEST

TO:

PNC Bank, National Association, as Administrative Agent

PNC Firstside Center - 4th Floor

500 First Avenue

Pittsburgh, Pennsylvania 15219

Telephone No.:  412-768-0423

Telecopier No.:  412-705-2006

Attention:          Trina Barkley

FROM:	WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”)

RE:	Refinancing Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as of November , 2011, by and among the Company, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, a national banking association, as the administrative agent for the Lenders (the “Administrative Agent”).

Capitalized terms not otherwise defined herein shall have the respective meanings given to them by the Credit Agreement.

Pursuant to Section 2.4.2 of the Credit Agreement, the Company hereby makes the following Swing Loan Request:

1.	Aggregate principal amount of such Swing Loan (may not be less than $100,000)	U.S. $

2.	Proposed Borrowing Date (which date shall be on or after the date on which the Administrative Agent receives this Swing Loan Request, with such Swing Loan Request to be received no later than 1:00 p.m. Pittsburgh, Pennsylvania time on the Borrowing Date)

3.	As of the date hereof and the date of making the above-requested Swing Loan (and after giving effect thereto): all of the representations and warranties contained in Section 6 of the Credit Agreement are true and correct in all respects (except representations and warranties, which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Loan shall not contravene any Law applicable to the Company, any other Loan Party, any Subsidiary of the Company or of any other Loan Party or any other Guarantor, or any Lender; and the making of such Loan shall not exceed the Swing Loan Commitment or cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.

4.	Each of the undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

A	Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $ .

B	Funds to be wired per the following wire instructions:

U.S. $ Amount of Wire Transfer

Bank Name:

ABA:

Account Number:

Account Name:

Reference:

C	Funds to be wired per the attached Funds Flow (multiple wire transfers).

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO SWING LOAN REQUEST]

The Company certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on                     , 20    .

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:

Name:

Title:

EXHIBIT 2.9

LENDER JOINDER AND ASSUMPTION AGREEMENT

THIS LENDER JOINDER AND ASSUMPTION AGREEMENT (the “Joinder”) is made as of                     , 20     (the “Effective Date”) by                                          (the “New Lender”).

Background

Reference is made to the Refinancing Credit Agreement dated as of November 7, 2011 among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, a national banking association, as the administrative agent (the “Administrative Agent”) (as the same has been and may hereafter be modified, supplemented, amended or restated, the “Credit Agreement”). Capitalized terms defined in the Credit Agreement are used herein as defined therein.

Agreement

In consideration of the Lenders permitting the New Lender to become a Lender under the Credit Agreement, the New Lender agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as the New Lender remains a party to the Credit Agreement, such New Lender shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled (in accordance with its Ratable Share) to the benefits, rights and remedies set forth therein and in each of the other Loan Documents. The New Lender hereby acknowledges that it has heretofore received (i) a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the Effective Date, and (ii) a Revolving Credit Note dated the Effective Date issued by the Company under the Credit Agreement in the face amount of $        .

The Commitments and Ratable Shares of the New Lender and each of the other Lenders are as set forth on Schedule 1.1(B) to the Credit Agreement. Schedule 1.1(B) to the Credit Agreement is being amended and restated effective as of the Effective Date hereof to read as set forth on Schedule 1.1(B) hereto. Schedule 1 hereto lists as of the date hereof the amount of Loans under each outstanding Borrowing Tranche. Notwithstanding the foregoing on the date hereof, the Company shall repay all outstanding Loans and simultaneously reborrow a like amount of Loans under each such Interest Rate Option from the Lenders (including the New Lender) according to the Ratable Shares set forth on attached Schedule 1.1(B) and shall be subject to breakage fees and other indemnities provided in Section 5.10 [Indemnity].

The New Lender is executing and delivering this Joinder as of the Effective Date and acknowledges that it shall: (A) participate in all new Revolving Credit Loans borrowed by the Company on and after the Effective Date according to its Ratable Share; and (B) participate in all Letters of Credit outstanding on and after the Effective Date according to its Ratable Share.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, the New Lender has duly executed and delivered this Lender Joinder and Assumption Agreement as of the Effective Date.

[NEW LENDER]

By:

Name:

Title:

[ACKNOWLEDGEMENT TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

ACKNOWLEDGED:

PNC BANK, NATIONAL ASSOCIATION, a national banking association, as the Administrative Agent

By:

Name:

Title:

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:

Name:

Title:

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS

SCHEDULE 1

OUTSTANDING TRANCHES

EXHIBIT 5.9.7(A)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT 5.9.7(B)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code].

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT 5.9.7(C)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT 5.9.7(D)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT 8.2.5

ACQUISITION COMPLIANCE CERTIFICATE

To:	PNC Bank, National Association, as the Administrative Agent

249 Fifth Avenue

Pittsburgh, PA 15222-2707

Please refer to the Refinancing Credit Agreement dated as of November     , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and PNC Bank, National Association, as the Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

This certificate is being delivered in connection with Section 8.2.5 [Acquisitions, Mergers, Consolidations, Sales] of the Credit Agreement and with respect to a proposed permitted Acquisition by                                          [name Borrower or the Loan Party that will be making the Acquisition] of                                          [name of entity whose assets or stock are/is being acquired] (the “Target”). The “Computation Date” herein shall be the date of the most recent quarter ended prior to the date of the proposed Acquisition of the Target.

I.	Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement, after giving effect to the proposed Acquisition of the Target (all calculations set forth below give effect to the proposed Acquisition and are calculated for the applicable periods as if the Target were a Loan Party for the entire relevant period, i.e., if a financial covenant is measured for the immediately preceding four quarters ended as of the Computation Date, the financial results of the Target as well as the Loan Parties will be included in that four quarter period calculation):

A.	EBITDA

Company (consolidated):

1.	Consolidated Net Income		$

2.	Plus:	Interest Expense	$

		income tax expense	$

		depreciation	$

		amortization	$

		losses from Asset Dispositions	$

		extraordinary losses	$

		noncash losses from discontinued operations	$

		other noncash charges	$

3.	Minus:	noncash credits	$

		gains from Asset Dispositions	$

		noncash gains from discontinued operations	$

		other extraordinary income	$

4.	Total (EBITDA) for the Company (consolidated)		$

Target:

5.	net income		$

6.	Plus:	Interest Expense	$

		income tax expense	$

		amortization	$

		depreciation	$

		losses from Asset Dispositions	$

		extraordinary losses	$

		noncash losses from discontinued operations	$

		other noncash charges	$

7.	Minus:	noncash credits	$

		gains from Asset Dispositions	$

		noncash gains from discontinued operations	$

		other extraordinary income	$

8.	Total (EBITDA) for Target		$

9.	Proforma EBITDA for prior Acquisitions		$

10.	Proforma Total (EBITDA) (sum of items A(4), A(8) and A(9))		$

B.	Section 8.2.14.1 - Interest Coverage Ratio

1.	EBITDA (from Item A(10) above)	$

2.	Proforma Interest Expense	$

3.	Ratio of (1) to (2)		to 1.00

4.	Minimum required		3.00 to 1.00

C.	Section 8.2.14.2 - Leverage Ratio*

1.	Proforma Total Debt	$

2.	EBITDA (from Item A(10) above)	$

3.	Ratio of (1) to (2)		to 1.00

4.	Maximum allowed		3.25 to 1.00

The Company further certifies to you that no Event of Default or Potential Default has occurred and is continuing.

*	The Leverage Ratio as of the last day of the most recent Computation Period and on a pro forma basis after giving effect to such Acquisition does not exceed 2.75 to 1.00 and there remains at least $50,000,000 of unused Revolver Commitments after giving effect to the Acquisition.

2

The proposed Acquisition Date is                      [which date shall not be sooner than 3 Business Days from the date of receipt by Agent of this Certificate].

The business of the Target is located at                                          [addresses of targets places of business].

[SIGNATURE PAGE FOLLOWS]

3

[SIGNATURE PAGE TO ACQUISITION COMPLIANCE CERTIFICATE]

The Company has caused this Certificate to be executed and delivered by its duly authorized officer on                     , 20    .

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:

Name:

Title:

EXHIBIT 8.3.3

QUARTERLY COMPLIANCE CERTIFICATE

                    , 20

Please refer to the Refinancing Credit Agreement dated as of November     , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and PNC Bank, National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.	Reports. Enclosed herewith is a copy of the [annual audited/quarterly] consolidated financial statements of the Company and its Subsidiaries as at , (the “Computation Date”), consisting of the consolidated [10-K/10-Q] of the Company and its Subsidiaries, which to the best of my knowledge, fairly presents in all material respects the financial condition and results of operations of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.	Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.	EBITDA

1.	Consolidated Net Income		$

2.	Plus:	Interest Expense	$

		income tax expense	$

		depreciation	$

		amortization	$

		losses from Asset Dispositions	$

		extraordinary losses	$

		noncash losses from discontinued operations	$

		operations	$

		other noncash charges	$

3.	Minus:	noncash credits	$

		gains from Asset Dispositions	$

		noncash gains from discontinued operations	$

		operations	$

		other extraordinary income	$

4.	Total (EBITDA)		$

B.	Section 8.2.14.1 - Interest Coverage Ratio

1.	EBITDA (from Item A(4) above)	$

2.	cash Interest Expense	$

3.	Ratio of (1) to (2)		to 1.00

4.	Minimum required		3.00 to 1.00

C.	Total Debt

1.	Total Indebtedness from Balance Sheet		$

2.	Plus:	Letters of Credit	$

3.	Minus:	Unencumbered domestic cash	$

87.5% of Unencumbered domestic cash held in
		Australia, Brazil, Europe, Mexico and Canada	$

4.	Total (Debt)		$

D.	Section 8.2.14.2 - Leverage Ratio*

1.	Total Debt (from Item C(4) above)	$

2.	EBITDA (from Item A(4) above)	$

2a.	EBITDA from Acquisitions (pursuant to clause (b) of the definition of EBITDA, and without duplication in Item A(4) above)	$

3.	Ratio of (1) to (2)		to 1.00

4.	Maximum allowed		3.25 to 1.00

The Company further certifies to you that no Event of Default or Potential Default has occurred and is continuing.

[SIGNATURE PAGE FOLLOWS]

*	The Leverage Ratio as of the last day of the most recent Computation Period and on a pro forma basis after giving effect to such Acquisition does not exceed 2.75 to 1.00 and there remains at least $50,000,000 of unused Revolver Commitments after giving effect to the Acquisition.

[SIGNATURE PAGE TO QUARTERLY COMPLIANCE CERTIFICATE]

The Company has caused this Certificate to be executed and delivered by its duly authorized officer on                     , 20    .

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation

By:
Name: Keith P. Hildum
Title: Treasurer